Exhibit 99.3

FINAL

DESCRIPTION OF THE NEW SENIOR SECURED NOTES

You can find the definitions of certain terms used in this description under the caption “—Certain Definitions” below.  In this description, the word “Dynegy” refers only to Dynegy Inc. and not to any of its Subsidiaries.

Dynegy will issue the notes under an indenture between itself and Wilmington Trust, National Association, as trustee, pursuant to the Chapter 11 Plan upon Dynegy Holdings, LLC’s (“DH”) emergence from Chapter 11 proceedings.  The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).  The pledge and security agreement referred to below under the caption “—Security” defines the terms of the pledges and security interests that will secure the notes.

The following description is a summary of the material provisions of the indenture and the pledge and security agreement.  It does not restate those agreements in their entirety.  We urge you to read the indenture and the collateral documents because they, and not this description, define your rights as holders of the notes.  Copies of the indenture and the collateral documents are available as set forth below under the caption “—Additional Information.”  Certain defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the indenture, the collateral documents and the Chapter 11 Plan.

The registered holder of a note will be treated as the owner of it for all purposes.  Only registered holders will have rights under the indenture.

Brief Description of the Notes

The Notes

The notes:

•                                          will be senior secured obligations of Dynegy;

•                                          will, subject to certain exceptions and Permitted Liens, be secured by (1) a first-priority security interest on the Plan Secured Notes Debt Service Account, all other assets of Dynegy and all of the presently-owned and after-acquired assets of Dynegy and the direct and indirect wholly-owned subsidiaries of Dynegy (excluding (a) Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC and their respective subsidiaries, (b) DH and its successor in interest Legacy DH (except for the equity interests in Dynegy Gas Investments, LLC covered in clause (2) below and New DH), (c) Dynegy Northeast Generation, Inc. and its direct and indirect subsidiaries and (d) the Marketing Entities); and (2) a first-priority pledge of the outstanding Equity Interests in each of the direct and indirect subsidiaries of Dynegy, including Dynegy Gas Holdco, LLC (“Gas Holdco”), Dynegy Coal Holdco, LLC (“Coal Holdco”), Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC (but excluding (a) each of the Ring-Fenced Entities that are direct and indirect subsidiaries of Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC, (b) Legacy DH and Dynegy Northeast Generation, Inc. and their respective direct and indirect subsidiaries, and (c) the Marketing Entities).

•                                          will be pari passu in right of payment to all existing and future senior Indebtedness of Dynegy;

•                                          will rank effectively senior to all existing and future Indebtedness of Dynegy that is unsecured or secured by Liens junior to the Note Liens to the extent of the value of the Collateral;

•                                          will be senior in right of payment to any future subordinated Indebtedness of Dynegy;

•                                          will be effectively junior in right of payment to all existing and future Indebtedness of all Non-Obligor Restricted Subsidiaries; and

•                                          will be guaranteed on a senior secured basis by all of Dynegy’s direct and indirect, wholly-owned Subsidiaries that are not Excluded Entities.

The Guarantees

The notes will be guaranteed by each existing and future wholly-owned Subsidiary of Dynegy (other than the Excluded Entities).  The Guarantors will jointly and severally guarantee Dynegy’s Obligations under the indenture and the notes.  The Obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent the Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Note Guarantee will be:

•                                          a senior secured obligation of the applicable Guarantor;

•                                          senior in right of payment with all existing and future subordinated Indebtedness of such Guarantor;

•                                          pari passu in right of payment with all existing and future senior indebtedness of such Guarantor;

•                                          will be effectively junior in right of payment to all existing and future Indebtedness of all Non-Obligor Restricted Subsidiaries; and

•                                          secured by a first-priority security interest in substantially all of the assets of the applicable Guarantor.

Each Guarantor may consolidate with or merge into or sell its assets to Dynegy or another Guarantor without limitation.  See “—Certain Covenants — Merger, Consolidation or Sale of Assets.”  A Guarantor will be automatically and unconditionally released and discharged from its Note Guarantee without any action required on the part of such Guarantor, Dynegy, the trustee or any Holder:

(1)                                  if (a) all of the Equity Interests issued by such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than Dynegy or a Guarantor or (b) such Guarantor ceases to be a Restricted Subsidiary, in each case in a transaction that complies with the indenture;

(2)                                  if Dynegy exercises its legal defeasance option or covenant defeasance option as described below under the caption “—Legal Defeasance and Covenant Defeasance”;

(3)                                  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor (including by way of merger or consolidation), directly or indirectly, to a Person that is not (either before or after giving effect to such transaction) Dynegy or a Restricted Subsidiary of Dynegy, if the sale or other disposition does not violate the covenant set forth under the caption “—Asset Sales”;

(4)                                  if Dynegy designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(5)                                  upon a liquidation or dissolution of a Guarantor so long as no Default or Event of Default occurs as a result thereof;

(6)                                  at such time such Guarantor is no longer required to be a Guarantor pursuant to the covenant set forth under the caption “—Certain Covenants—Future Subsidiary Guarantors”; or

(7)                                  upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

At the request and expense of Dynegy, the trustee will execute and deliver any instrument evidencing such release upon receipt of an Officers’ Certificate and opinion of counsel as provided in the indenture.  A Guarantor may also be released from its obligations under its Note Guarantee in connection with a permitted amendment.  See “—Amendment, Supplement and Waiver.”

As of the date of the Issue Date, all of Dynegy’s Subsidiaries other than the Excluded Entities will guarantee the notes.  If Dynegy designates a Guarantor as an Unrestricted Subsidiary, which it may do under certain circumstances, the designated Guarantor will be released from all of its Obligations under its Note Guarantee and the Collateral Documents.

The operations of Dynegy are conducted through its Subsidiaries and, therefore, Dynegy depends on the cash flow of its Subsidiaries to meet its obligations, including its obligations under the notes.  The notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Dynegy’s Subsidiaries that are Non-Obligor Restricted Subsidiaries.  Other than in connection with the Chapter 11 Plan and any enforcement with respect to the collateral securing the notes, any right of Dynegy to receive assets of any of its Subsidiaries upon such Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that Dynegy is itself recognized as a creditor of the Subsidiary, in which case the claims of Dynegy would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by Dynegy.

As of the Issue Date, all of our Subsidiaries (other than Legacy DH and Dynegy Northeast Generation, Inc. and their respective direct and indirect subsidiaries), will be “Restricted Subsidiaries.”  However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our other Subsidiaries as “Unrestricted Subsidiaries” and designate any of our “Unrestricted Subsidiaries” as “Restricted Subsidiaries.”  Our Unrestricted Subsidiaries will generally not be subject to the restrictive covenants in the indenture.

Principal, Maturity and Interest

Subject to the adjustments described below, Dynegy will issue notes in an aggregate principal amount of $1,015,000,000 as part of the consideration to be paid to holders of Allowed General Unsecured Claims under the Chapter 11 Plan.  Dynegy will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The notes will mature on the seventh anniversary of the Issue Date.

The aggregate principal amount of notes to be issued on the Issue Date will be reduced (on a dollar-for-dollar basis) by the amount of cash or Cash Equivalents held by DH and its subsidiaries (other than Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC and their respective subsidiaries and, assuming solely for the purpose of this calculation, that Coal Holdco is a subsidiary of DH) in excess of the sum of (i) $200.0 million (excluding, for this purpose, the Plan Cash Payment, but including, for this purpose, any funds in Plan Secured Notes Debt Service Account) and (ii) [any cash reserved in an amount agreed to by the Plan Proponents and the Requisite Consenting Noteholders] to pay (on the Chapter 11 Plan Effective Date, or thereafter as contemplated by the Chapter 11 Plan) Allowed Administrative Claims and other Allowed Claims pursuant to and in accordance with the Chapter 11 Plan and to fund the Plan Trust, which excess shall instead be used to increase (on a dollar-for-dollar basis) the amount of the Plan Cash Payment.  Solely for the purposes of the calculations pursuant to this paragraph, Gas Holdco and Coal Holdco will be deemed to have distributed (but not necessarily effected such distributions) all cash and Cash Equivalents permitted pursuant to the CoalCo Credit Agreement and the GasCo Credit Agreement through December 31, 2011.  Any reduction pursuant to this paragraph shall occur following any adjustment in the principal amount of notes described in the immediately succeeding paragraph.

If the Lease Guaranty Claims are Allowed or estimated as set forth in the Chapter 11 Plan in an aggregate amount that is less than $300.0 million, the aggregate principal amount of notes shall be reduced by an amount to be determined for every dollar such claims are less than $300.0 million.  If the Lease Guaranty Claims are Allowed or estimated as set forth in the Chapter 11 Plan in an aggregate amount that exceeds $300.0 million and the Lease Condition Precedent (as defined below) is waived as set forth below and in accordance with Section 12.3 of the Chapter 11 Plan, the aggregate principal amount of notes shall be increased by an amount to be determined for every dollar such claims exceed $300.0 million.  The adjustment amounts left to be determined under Section 12.3 of the Chapter 11 Plan shall be (i) an amount that is the same for an increase or decrease in the aggregate principal amount of Plan Secured Notes, (ii) agreed to among the Plan Proponents and Requisite Consenting Noteholders, and (iii) identified in a Plan Document to be filed with the Bankruptcy Court not less than ten (10) days prior to the Plan Objection Deadline.  The “Lease Condition Precedent” means the condition precedent to the occurrence of the Chapter 11 Plan Effective Date requiring an order, which may be the Confirmation Order, in form and substance reasonably acceptable to the Plan Proponents and the Requisite Consenting Noteholders, to have been entered by the Bankruptcy Court and be in full force and effect and not subject to any stay or injunction, either (i) Allowing or (ii) estimating the Lease Guaranty Claims in an aggregate amount not to exceed $300.0 million.  DH or Dynegy may waive the Lease Condition Precedent; provided that to the extent the Lease Guaranty Claims are Allowed or estimated in an amount that exceeds $400.0 million, DH or Dynegy may not waive such condition without the prior written consent of the Requisite Consenting Noteholders.

Interest on the notes will accrue at the rate of 11.0% per annum from the Issue Date and will be payable in cash semi-annually in arrears on May 1 and November 1, commencing on the first May 1 or November 1, as applicable, following the Issue Date.  Interest on overdue principal and interest will accrue at a rate that is 2.0% higher than the then applicable interest rate on the notes.  Dynegy will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to Dynegy, Dynegy will pay all principal of, premium on, if any, and interest on, that holder’s notes in accordance with those instructions.  All other payments on the notes will be made at the office or agency of the paying agent and registrar within the United States unless Dynegy elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar.  Dynegy may change the paying agent or registrar without prior notice to the holders of the notes, and Dynegy or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture.  The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes.  Holders will be required to pay all taxes due on transfer.  Dynegy will not be required to transfer or exchange any note selected for redemption.  Also, Dynegy will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Security

The Note Obligations will be secured by:

(i)                                     a first-priority security interest on the Plan Secured Notes Debt Service Account, all other assets of Dynegy and all of the presently-owned and after-acquired assets Dynegy and of the direct and indirect wholly-owned subsidiaries of Dynegy (excluding (a) Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC and their respective subsidiaries, (b) DH and its successor in interest Legacy DH (except for the equity interests in Dynegy Gas Investments, LLC covered in clause (ii) below and New DH), (c) Dynegy Northeast Generation, Inc. and its direct and indirect subsidiaries, and (d) the Marketing Entities); and

(ii)                                  a first-priority pledge of the outstanding Equity Interests in each of the direct and indirect subsidiaries of Dynegy, including Gas Holdco, Coal Holdco, Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC (but excluding (a) each of the Ring-Fenced Entities that are direct and indirect subsidiaries of Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC, (b) Legacy DH and Dynegy Northeast Generation, Inc. and their respective direct and indirect subsidiaries, and (c) the Marketing Entities), other than Excluded Assets.

Dynegy, the Guarantors, the trustee and Wilmington Trust, National Association, who will act as the collateral agent, will enter into a pledge and security agreement (the “Pledge and Security Agreement”) and the other Collateral Documents defining the terms of the Note Liens.  These Note Liens will secure, equally and ratably, the payment and performance when due of all Note Obligations of Dynegy and the Guarantors and any additional secured obligations incurred to refinance the Note Obligations.  In addition, the Collateral will secure Hedging Obligations secured in accordance with the Collateral Documents.

So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions of the Collateral Documents, Dynegy and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them and to exercise any voting and other consensual rights pertaining to the Collateral pledged by them.

The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, the ability of the holders of the notes to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

The Collateral has been pledged pursuant to the Collateral Documents, which contain provisions relating to the administration, preservation and disposition of the Collateral.  The following is a summary of some of the covenants and provisions set forth in the Collateral Documents and the indenture as they relate to the Collateral.

Mortgages

With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $10.0 million acquired after the Issue Date by Dynegy or any Guarantor, within 120 days after the acquisition thereof, (i) execute and deliver a Mortgage in favor of the collateral agent covering such real property and corresponding UCC fixture filings, (ii) if requested by the collateral agent (acting on the instructions of the secured parties), provide a mortgagee’s title insurance policy insuring such Mortgage in an amount at least equal to the purchase price of such real property, as well as any existing survey of such real property and (iii) a legal opinion relating to the enforceability of the such Mortgage and other customary opinions related thereto, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the collateral agent.

Maintenance of Collateral

The indenture and/or the Collateral Documents provide that, except as permitted under such documents, Dynegy and the Guarantors will:

(1)                                  maintain, develop and operate the pledged assets constituting Collateral in a good and workmanlike manner, except where such failure to comply would not have a material adverse effect on the Collateral taken as a whole;

(2)                                  comply with all contracts and agreements applicable to or relating to the Collateral, except to the extent a failure to so comply would not have a material adverse effect on the Collateral taken as a whole;

(3)                                  maintain, preserve and keep all operating equipment used with respect to the Collateral in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, except where such failure to comply would not have a material adverse effect on the Collateral taken as a whole;

(4)                                  cause the Collateral to be kept free and clear of all Liens other than Permitted Liens; and

(5)                                  to the extent applicable, keep insurable properties adequately insured at all times by insurers of recognized responsibility; maintain such other insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts with reasonable deductibles, limits, retentions and self-insurance (including captive insurance arrangements consistent with past practices) as are customarily carried under similar circumstances by such other Persons.

Information Regarding Collateral

Dynegy and the Guarantors agree promptly to notify the trustee and collateral agent if any portion of the Collateral in excess of $15.0 million is physically damaged, destroyed or condemned.  Within 90 days after the end of each fiscal year, Dynegy shall deliver to the trustee and collateral agent an Officers’ Certificate setting forth the information required pursuant to the schedules required by the Collateral Documents or confirming that there has been no change in any material respect in such required information since the date of the prior annual financial statements, and a customary legal opinion as to the perfection (or continued perfection) of the security interests under the Collateral Documents.

Further Assurances

To the extent required under the indenture and the Collateral Documents, Dynegy shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the trustee and collateral agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Note Liens in the Collateral, including, without limitation, prompt correction of any material defect which may hereafter be discovered in the title to the Collateral or in the execution and acknowledgment of the applicable Collateral Document, any notes, the Note Guarantees or any other document used in connection herewith or at any time delivered to Dynegy or any Guarantor in connection with any Indebtedness owing under the indenture, the note or the Note Guarantees.

Intercreditor Arrangements

Pursuant to the Pledge and Security Agreement, each secured party (as defined therein) agrees that liens securing each series of the Note Obligations (and any Obligations incurred to refinance those Note Obligations), the additional secured obligations (as defined therein) incurred to refinance the Note Obligations and the Hedging Obligations secured by the Collateral Documents (collectively, the “Secured Obligations”) on any Collateral will have equal priority, notwithstanding the means or method of grant, attachment or perfection of any liens, any provision of applicable law, the financing documents (as defined therein) or any defect or deficiencies in the liens.  The Secured Obligations may be, among other things, increased, extended, renewed, refinanced or otherwise amended, waived or modified without affecting the lien priorities or the relative rights of the secured parties (as defined therein).

The Pledge and Security Agreement further provides that only the collateral agent may act or refrain from acting with respect to the Collateral and then only on the instructions of secured parties owed or holding more than 50% of the sum of (i) the outstanding amount (as defined therein) under the indenture governing the notes and any other Obligations permitted to be secured pari passu with the Note Obligations and (ii) the eligible hedge amount

(as defined therein) under each secured hedge agreement (as defined therein) at such time (the “Required Secured Parties”).  No secured party (other than the Required Secured Parties) shall, or shall instruct the collateral agent to, commence any foreclosure proceedings or otherwise take any action to enforce its security interest in respect of any Collateral and the collateral agent shall not follow any instructions with respect to such Collateral from any secured party other than the Required Secured Parties. Only the collateral agent, acting on instructions of the Required Secured Parties and in accordance with the applicable Collateral Documents, may take any such actions with respect to the Collateral. Notwithstanding the foregoing, these terms shall not prohibit a hedge counterparty (as defined therein) from exercising its rights, remedies, powers and all other actions permitted by the terms of any secured hedge agreement  (as defined therein) to which it is a party. Secured parties cannot contest, protest or object to any foreclosure proceeding or action brought by the collateral agent or the Required Secured Parties.

The failure or delay by the collateral agent, any authorized representative (as defined therein) or any other secured party in exercising any right or power under the Pledge and Security Agreement, the indenture, any other note purchase agreement, credit agreement, note, guarantee or other similar documents or instruments governing additional secured obligations or the other Collateral Documents shall not operate as a waiver of any rights thereof. The indenture and certain Collateral Documents may be amended or modified in accordance with their terms without written consent of the secured parties.  The Pledge and Security Agreement and other Collateral Documents may be amended or modified with the written consent of the Required Secured Parties, provided that no such amendment or modification violates the terms of any financing documents absent obtaining the requisite consents under such documents or adversely affects the collateral agent without its consent.

Foreclosure

Pursuant to the Pledge and Security Agreement, unless or until an event of default (as defined therein) occurs and is continuing, each grantor (as defined in the Collateral Documents) is entitled to exercise voting rights and any other consensual rights and powers inuring to an owner of any securities pledged under the Collateral Documents.  Unless or until an event of default (as defined therein) occurs and is continuing, each grantor shall also be entitled to retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of such pledged securities.  Upon the occurrence and during the continuance of an event of default, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral by the collateral agent (at the direction of the Required Secured Parties) and the distribution of the net proceeds of any such sale to the holders of the notes and the other secured obligations (as defined in the Collateral Documents), subject to any Permitted Liens, as follows:

(1)                                  upon notice (given or deemed given as provided in the Pledge and Security Agreement) from the collateral agent of its intent to exercise its rights under the Pledge and Security Agreement, all rights of Dynegy and the Guarantors to exercise such voting or other consensual rights and to receive dividends will cease, and all such rights will become vested in the collateral agent, which, to the extent permitted by law, will have the right to exercise such voting and other consensual rights and to receive dividends;

(2)                                  the collateral agent may sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents; and

(3)                                  pursuant to the terms of the Collateral Documents, proceeds from the sale or otherwise of applicable Collateral (including dividends paid in cash) will be applied by the collateral agent according to the following priority:  (i) payments due to the collateral agent and trustee under the indenture and Note Documents or the notes authorized representative, (ii) pro rata distribution to any secured party that had advanced or paid fees to the collateral agent or the notes authorized representative (as defined in the Collateral Documents), (iii) pro rata payment of any interest expense and all principal due under the indenture and payment of any termination payments due and payable, (iv) pro rata payment to all other secured obligations owing to any secured party not yet due and payable and (v) any balance to the grantors.

Pursuant to direction from the Required Secured Parties as provided in the Pledge and Security Agreement, the collateral agent will determine the circumstances and manner in which the Collateral will be disposed of,  including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Note Liens and whether to foreclose on the Collateral following a Default or Event of Default.  In connection with following directions from the Required Secured Parties, the collateral agent may request an indemnity and security satisfactory to the collateral agent.

In the event of foreclosure on the Collateral, the proceeds from the sale of the Collateral may not be sufficient to satisfy the Obligations under the notes and the Guarantees, either in whole or in part.

Certain Bankruptcy Limitations

The right of the trustee and collateral agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against Dynegy or any Guarantor. Upon the commencement of a case for relief under the Bankruptcy Code a secured creditor such as the trustee and collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor or any other Collateral, without bankruptcy court approval.

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent holders of the notes and the Guarantees would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the Obligations under the notes secured by the Collateral, including any such Obligations under the notes and the Note Guarantees secured on a priority basis. Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes and the Note Guarantees after payment of any priority claims, the holders of the notes and the Note Guarantees would hold secured claims only to the extent of the value of the Collateral to which the holders of the notes and the Note Guarantees are entitled, and unsecured claims with respect to such shortfall.

Release

The Note Liens in the Collateral will be released:

(1)                                  upon the full and final payment and performance of all Note Obligations of Dynegy and the Guarantors;

(2)                                  upon legal defeasance, covenant defeasance or satisfaction and discharge of the notes and Note Guarantees as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;”

(3)                                  in part, as to any assets or Capital Stock constituting Collateral that are sold or otherwise disposed of by Dynegy or a Guarantor (other than to Dynegy or any Guarantor) in transactions permitted under the indenture (including, without limitation, pursuant to the provisions set forth under the captions “Repurchase at the Option of Holders—Asset Sales” and “Certain Covenants—Merger, Consolidation or Sale of Assets”);

(4)                                  with respect to all or substantially all of the Collateral, with the prior consent of the holders of at least 75% in aggregate principal amount of the notes then outstanding in compliance with the provisions set forth under the caption “Amendment, Supplement and Waiver”; or

(5)                                  at such time a Guarantor is no longer required to be a Guarantor and grantor under the Collateral Documents pursuant to the covenant set forth under the caption “—Certain Covenants—Future Subsidiary Guarantors.”

TIA §314 and §313 Compliance

Any certificate or opinion required by TIA §314(d) may be made by a responsible officer of Dynegy, except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.  Certain no-action letters issued by the SEC have permitted an indenture qualified under or subject to the TIA to contain provisions permitting the release of collateral from liens under such indenture in the ordinary course of a company’s business without requiring the company to provide certificates and other documents under TIA §314(d).  Dynegy and the Guarantors may, subject to the provisions of the indenture, among other things, without any release or consent by the trustee and collateral agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

(1)                                  selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Note Liens that has become worn out, defective, obsolete or not used or useful in the business;

(2)                                  abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Note Liens;

(3)                                  surrendering or modifying any franchise, license or permit subject to the Note Liens that it may own or under which it may be operating;

(4)                                  altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

(5)                                  selling, transferring or otherwise disposing of inventory or accounts receivable in the ordinary course of business; and

(6)                                  making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business not otherwise prohibited by the indenture or the Collateral Documents.

Dynegy shall deliver to the trustee (and collateral agent, if not the same Person as the trustee) within 90 days following each June 30 and December 31 occurring after the Issue Date, an Officers’ Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in connection with which no consent of the collateral agent was obtained were made in the ordinary course of Dynegy’s and the Guarantors’ business and such release and the use of proceeds in connection therewith were not prohibited by the Note Documents.

Dynegy and the Guarantors will otherwise comply with the provisions of TIA §314.

To the extent applicable, Dynegy will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subject to the Note Liens, to be complied with.  Any certificate or opinion required by TIA §314(d) may be made by an officer of Dynegy except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.

Optional Redemption

At any time prior to the first anniversary of the Issue Date, Dynegy may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 111% of the principal amount of the notes redeemed, plus accrued and unpaid interest to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering; provided that:

(1)                                  at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Dynegy and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption;

(2)                                  such redemption occurs within 90 days of the date of the closing of such Equity Offering; and

(3)                                  such redemption does not occur in connection with or in contemplation of or as a result of a Change of Control.

At any time prior to the first anniversary of the Issue Date, Dynegy may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the preceding paragraphs, the notes will not be redeemable at Dynegy’s option prior to the first anniversary of the Issue Date.

On or after the first anniversary of the Issue Date, Dynegy may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on the first anniversary of the Issue Date and the twelve-month periods following the subsequent anniversaries of the Issue Date indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

First	105.000%
Second	103.000%
Third	101.000%
Fourth and thereafter	100.000%

Unless Dynegy defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemptions; Other Purchases

Dynegy is not required to make any mandatory redemption or sinking fund payments with respect to the notes.

Dynegy or any of its Subsidiaries may at any time and from time to time purchase for cash notes and Convertible Preferred Shares in the open market, pursuant to tender or exchange offers, in privately negotiated transactions or otherwise with all cash and Cash Equivalents (i) remaining in Dynegy and its subsidiaries (excluding cash at Dynegy Gas Investments Holdings, LLC, Dynegy Coal Investments Holdings, LLC and their respective subsidiaries) immediately after the Chapter 11 Plan Effective Date and (ii) permitted to be distributed to Dynegy Gas Holdco, LLC or Dynegy Coal Holdco, LLC, as applicable, pursuant to the GasCo Credit Agreement or the CoalCo Credit Agreement (in each case, as in effect on the Issue Date), so long as, after giving pro forma effect to such open market purchases pursuant to this clause (ii), Dynegy and its subsidiaries (other than Dynegy Gas Investments Holdings, LLC and Dynegy Coal Investments Holdings, LLC and their respective subsidiaries) have at least $100.0 million of Excess Ordinary Operating Cash (including, for this purpose, any funds in the Plan Secured Notes Debt Service Account).  Subject to any reduction in the principal amount of notes to be issued on the Chapter 11 Plan Effective Date (as described under the caption “—Principal, Maturity and Interest”), any cash at Dynegy at the time of the Chapter 11 Plan Effective Date may also be used to make such open market purchases.

In furtherance of the foregoing, Dynegy and its Restricted Subsidiaries shall not permit (A) any Unrestricted Subsidiary or (B) any other Person that is not a Subsidiary of Dynegy in which an Investment has been made pursuant to paragraph (c) of the first paragraph of the covenant described under “Certain Covenants — Restricted Payments” or clause (19) of the definition of “Permitted Investments” to, directly or indirectly, purchase, repurchase, redeem or otherwise acquire for value or make any other payment with respect to Equity Interests in Dynegy or any derivative security or other instrument in respect of Equity Interests in Dynegy (including, without limitation, the Convertible Preferred Shares).

Plan Secured Notes Debt Service Account

Upon the Chapter 11 Plan Effective Date, Dynegy will establish in the United States a U.S. dollar-denominated account (the “Plan Secured Notes Debt Service Account”) over which the collateral agent will have sole and exclusive control and exclusive right of withdrawal, subject to the provisions in the next two paragraphs.

Dynegy shall on the Chapter 11 Plan Effective Date initially fund the Plan Secured Notes Debt Service Account by causing Gas Holdco and Coal Holdco to distribute to Dynegy all cash or Cash Equivalents permitted to be distributed pursuant to the restricted payment covenants under the CoalCo Credit Agreement and the GasCo Credit Agreement up to an amount equal to the principal amount of the notes issued under the Chapter 11 Plan multiplied by 5.5% and will be required to keep the Plan Secured Notes Debt Service Account “Fully Funded” at all times thereafter until the full and final payment and performance of all of Dynegy’s Obligations under the notes, the indenture and the Collateral Documents.  The Plan Secured Notes Debt Service Account shall be deemed to be “Fully Funded” so long as, at any time, the cash and Cash Equivalents on deposit therein are equal to an amount sufficient to provide for the payment in full of the interest due on the notes (other than notes held by Dynegy or its Subsidiaries) on the following interest payment date; provided, however, that (i) following the initial funding thereof on the Chapter 11 Plan Effective Date, Dynegy’s obligation to fund the Plan Secured Notes Debt Service Account shall be limited solely to the extent that the GasCo Credit Agreement and the CoalCo Credit Agreement do not prohibit the distribution or dividend of cash to Dynegy, and the Plan Secured Notes Debt Service Account shall be deemed to be “Fully Funded” if, as a result of the GasCo Credit Agreement and CoalCo Credit Agreement prohibiting such distributions, the cash and Cash Equivalents on deposit in the Plan Secured Notes Debt Service Account are at any time less than the amount required above (provided that this clause (i) shall not be applicable to the extent any such inability to fund the Plan Secured Notes Debt Service Account arises solely as a result of amendments to or refinancing of the GasCo Credit Agreement or the CoalCo Credit Agreement that have the effect of limiting the ability to make such distributions or dividends) and (ii) Dynegy shall not be required to maintain at any time an amount in excess of the initial funding amount in the Plan Secured Notes Debt Service Account.

Amounts on deposit in the Plan Secured Notes Debt Service Account may be invested by the collateral agent in Cash Equivalents upon the prior written direction by Dynegy to the collateral agent; provided, that the aggregate amount of cash and Cash Equivalents maturing not later than the business day immediately preceding the next interest payment date shall at all times be at least equal to the amount required for the Plan Secured Notes Debt Service Account to be Fully Funded.  To the extent the Plan Secured Notes Debt Service Account is Fully Funded on any given interest payment date, Dynegy may, by giving notice to the collateral agent no later than three business days prior to such interest payment date, apply any cash and Cash Equivalents on deposit in the Plan Secured Notes Debt Service Account in excess of the amount required for the account to be Fully Funded to payments of interest due and payable on the notes on such interest payment date.

Dynegy will be entitled to make deposits directly to the Plan Secured Notes Debt Service Account at any time.  All right, title and interest in and to all cash and Cash Equivalents on deposit from time to time in the Plan Secured Notes Debt Service Account will be held by the collateral agent for the benefit of the holders of the notes.  The collateral agent shall release to Dynegy all cash and Cash Equivalents in the Plan Secured Notes Debt Service Account as set forth under the caption “—Security.”

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require Dynegy to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture.  In the Change of Control Offer, Dynegy will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes repurchased to the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, Dynegy will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.  Dynegy will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Dynegy will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, Dynegy will, to the extent lawful:

(1)                                  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)                                  deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by Dynegy.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.   Dynegy will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Dynegy to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable.  Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Dynegy repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Dynegy will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Dynegy and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Dynegy and its Restricted Subsidiaries (other than the Capital Stock and assets of any Unrestricted Subsidiaries), taken as a whole.  Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law.  Accordingly, the ability of a holder of notes to require Dynegy to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Dynegy and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The CoalCo Credit Agreement, the GasCo Credit Agreement and future credit agreements or other agreements relating to Indebtedness to which Dynegy or its Subsidiaries may become a party may prohibit or limit the ability of Dynegy’s Subsidiaries to make dividends or other distributions to Dynegy to enable Dynegy to purchase any notes as a result of a Change of Control. In the event a Change of Control occurs at a time when Dynegy’s Subsidiaries are prohibited from dividending or distributing funds to Dynegy to enable Dynegy to purchase the notes, such Subsidiary could seek the consent of its lenders and the holders of any other Indebtedness of such Subsidiary to permit the purchase of the notes or could attempt to refinance the indebtedness that contains such prohibition. If such Subsidiary does not obtain such consent or repay such indebtedness, Dynegy may be unable to obtain the funds to purchase the notes. In such case, Dynegy’s failure to purchase tendered notes would constitute an Event of Default under the indenture. The CoalCo Credit Agreement and GasCo Credit Agreement provide, and future credit agreements or other agreements relating to Indebtedness to which we or our Subsidiaries become a party may provide, that certain change of control events with respect to Dynegy would constitute a default thereunder (including a change of control under the CoalCo Credit Agreement and GasCo Credit Agreement). If we experience a change of control that triggers a default under the CoalCo Credit Agreement, the GasCo Credit Agreement or such other Indebtedness, we could seek a waiver of such defaults or seek to refinance the CoalCo Credit Agreement, the GasCo Credit Agreement or such other Indebtedness. In the event we do not obtain such a waiver or refinance the CoalCo Credit Agreement, the GasCo Credit Agreement or such other Indebtedness, such default could result in amounts outstanding under such Indebtedness being declared due and payable.

Asset Sales

Dynegy will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  Dynegy (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                  at least 75% of the consideration received in the Asset Sale by Dynegy or such Restricted Subsidiary is in the form of cash or Cash Equivalents.  For purposes of this clause (b), each of the following will be deemed to be cash:

(a)                                  any Indebtedness of Dynegy or any Restricted Subsidiary assumed by the transferee of any such assets pursuant to a customary novation agreement;

(b)                                 any securities, notes or other obligations received by Dynegy or any such Restricted Subsidiary from such transferee that are converted within 90 days by Dynegy or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion; and

(c)                                  any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale or, if Dynegy or any of its Restricted Subsidiaries has entered into a binding commitment or commitments with respect to any of the actions described in clause (2), (3) or (4) below, within the later of (x) 360 days after the receipt of any Net Proceeds from an Asset Sale or (y) 180 days after the entering into such commitment or commitments, Dynegy (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)           to permanently repay (i) to the extent such Asset Sale does not involve Collateral, Indebtedness of Dynegy or any Guarantor, in each case, that is secured by a Lien on such asset or (ii) Indebtedness of one or more Non-Obligor Restricted Subsidiaries, so long as the Asset Sale was made by one or more Non-Obligor Restricted Subsidiaries; provided, that, if any of the foregoing Indebtedness repaid is revolving credit Indebtedness, commitments thereunder will be correspondingly reduced;

(2)           to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Dynegy;

(3)           to make a capital expenditure; or

(4)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

To the extent any amounts applied pursuant to clause (2), (3) or (4) of the preceding paragraph are proceeds of an Asset Sale of Collateral or are stock or assets received in respect of Collateral pursuant to clause (2)(c) of the first paragraph of this covenant, any assets acquired pursuant to such clauses shall be held by the Company or a Guarantor and pledged as Collateral to secure the Note Obligations and any Persons acquired pursuant to such clauses shall become a Guarantor and pledge its assets to secure the Note Obligations, in each case, to the extent required by the indenture and the Collateral Documents.

Pending the final application of any Net Proceeds, Dynegy (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10.0 million, within 10 days thereof, Dynegy will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu both as to contractual right of payment and to Lien priority with the notes (“Pari Passu Lien Debt”) containing provisions similar to those set forth in the indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of notes and such other Pari Passu Lien Debt (plus all accrued interest thereon and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Asset Sale Offer, Dynegy may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate purchase price for notes and other Pari Passu Lien Debt tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and Dynegy or the representative of such other Pari Passu Lien Debt shall select such other Pari Passu Lien Debt to be purchased on a pro rata basis, based on the amounts tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the trustee so that only notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Dynegy will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to a Change of Control Offer or an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of the indenture, Dynegy will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of the indenture by virtue of such compliance.

The agreements governing Dynegy’s other future Indebtedness may contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes.  The exercise by the holders of notes of their right to require Dynegy to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Dynegy.  In the event a Change of Control or Asset Sale occurs at a time when Dynegy is prohibited from purchasing notes, Dynegy could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition.  If Dynegy does not obtain a consent or repay those borrowings, Dynegy will remain prohibited from purchasing notes.  In that case, Dynegy’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other Indebtedness.  Finally, Dynegy’s ability to pay cash to the holders of notes upon a repurchase may be limited by Dynegy’s then existing financial resources.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form as discussed under “—Book-Entry, Delivery and Form,” based on the procedures of DTC unless otherwise required by law or applicable stock exchange or depositary requirements.

No notes of $2,000 or less can be redeemed in part.  Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.  Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed.  A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

Restricted Payments

Dynegy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any other payment or distribution on account of Dynegy’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Dynegy or any of its Restricted Subsidiaries) or to the direct or indirect holders of Dynegy’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Dynegy and other than dividends or distributions payable to Dynegy or a Restricted Subsidiary of Dynegy);

(2)           purchase, redeem, exchange or offer to exchange or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Dynegy) any Equity Interests of Dynegy or any direct or indirect parent of Dynegy;

(3)           make any payment on or with respect to, or purchase, redeem, exchange or offer to exchange, defease or otherwise acquire or retire for value any Indebtedness of Dynegy that is contractually subordinated to the notes (excluding any intercompany Indebtedness between or among Dynegy and any of its Restricted Subsidiaries) or any Qualified Senior Debt, except in each case a payment of interest or principal at the Stated Maturity thereof;

(4)           make any payment on or with respect to, or purchase, redeem, exchange or offer to exchange, defease or otherwise acquire for value the Convertible Preferred Shares; or

(5)           make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (5) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a)           no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b)           Dynegy would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(c)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Dynegy and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) and (14)(ii) of the next succeeding paragraph), is less than the sum, without duplication, of:

(i)            50% of the Consolidated Net Income of Dynegy for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Dynegy’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)           100% of the aggregate net cash proceeds received by Dynegy since the Issue Date as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of Dynegy or from the issue or sale of convertible or exchangeable Disqualified Stock of Dynegy or convertible or exchangeable debt securities of Dynegy, in each case that have been converted into or exchanged for Qualifying Equity Interests of Dynegy (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Dynegy); plus

(iii)          to the extent that any Restricted Investment that was made after the Issue Date is (a) sold for cash or Cash Equivalents or otherwise cancelled, liquidated or repaid for cash or Cash Equivalents, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of Dynegy, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(iv)          to the extent that any Unrestricted Subsidiary of Dynegy designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of Dynegy’s Restricted Investment in such Subsidiary as of the date of such redesignation; plus

(v)           100% of any dividends received in cash by Dynegy or a Restricted Subsidiary of Dynegy after the Issue Date from an Unrestricted Subsidiary of Dynegy.

So long as no Default or Event of Default has occurred and is continuing after giving effect thereto, the preceding provisions will not prohibit:

(1)           the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

(2)           the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Dynegy) of, Equity Interests of Dynegy (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Dynegy; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(ii) of the preceding paragraph;

(3)           the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Dynegy to the holders of its Equity Interests on a pro rata basis;

(4)           the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness or Disqualified Stock of Dynegy or its Restricted Subsidiaries that is contractually subordinated to the notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)           the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Dynegy or any Restricted Subsidiary of Dynegy held by any current or former officer, director or employee of Dynegy or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding calendar years) and may not exceed $10.0 million in the aggregate since the Issue Date plus the amount of net cash proceeds received by Dynegy or any of its Restricted Subsidiaries after the Issue Date (a) in respect of “key-man” life insurance policies and (b) from the issuance of Equity Interests by Dynegy to members of management of Dynegy and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment;

(6)           the repurchase of Equity Interests deemed to occur upon the exercise of stock options or conversion of other Equity Interests to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)           the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Dynegy or any preferred stock of any Restricted Subsidiary of Dynegy issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)           payments of cash, dividends, distributions, advances or other Restricted Payments by Dynegy or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(9)           upon the occurrence of (i) a Change of Control and after the completion of the Change of Control Offer described above under the caption “—Repurchase at the Option of Holders—Change of Control” or (ii) an Asset Sale to the extent an Asset Sale Offer is required in accordance with the indenture and after the completion of the Asset Sale Offer as described above under the caption “—Repurchase at the Option of Holders—Asset Sales” (including, in each case, the purchase of all notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Capital Stock or Indebtedness that is contractually subordinated to the notes required under the terms of such Capital Stock or Indebtedness as a result of such Change of Control or Asset Sale, as applicable;

(10)         the making of any investment by Dynegy Midwest Generation, LLC (“CoalCo”) and Subsidiaries of CoalCo that are Restricted Subsidiaries hereunder permitted to be made pursuant to Section 6.04 of the CoalCo Credit Agreement as in effect on the Issue Date, other than clause (j) thereof; and so long as any Investments made pursuant to clause (t) or (v) thereof are not made into Parties that are not Restricted Subsidiaries;

(11)         the making of any investment by Dynegy Power, LLC (“GasCo”) and Subsidiaries of GasCo that are Restricted Subsidiaries hereunder permitted to be made pursuant to Section 6.04 of the GasCo Credit Agreement as in effect on the Issue Date, other than clause (j) thereof; and so long as any Investments made pursuant to clause (t) or (w) thereof are not made into Parties that are not Restricted Subsidiaries;

(12)         all payments required by the Chapter 11 Plan and disclosed in the Disclosure Statement;

(13)         the transfer from time to time of any or all assets of and Equity Interests in the Marketing Entities to Dynegy Gas Investments Holdings, LLC or Dynegy Coal Investments Holdings, LLC (or any direct or indirect Subsidiary of those entities) in connection with the designation of the Marketing Entities as Ring-Fenced Entities); and

(14)         (i) the repurchase for cash of Convertible Preferred Shares in accordance with “—Other Mandatory Redemptions—Other Purchases” and (ii) the redemption of Convertible Preferred Shares in accordance with the terms thereof in a Qualified Redemption Transaction.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Dynegy or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Dynegy whose resolution with respect thereto will be delivered to the trustee.  The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $50.0 million.

Any repurchase or redemption of Convertible Preferred Shares shall occur only if permitted by clause (14) of the second preceding paragraph and not the first paragraph of this covenant.

Not later than the date of making any Restricted Payment involving an amount or Fair Market Value in excess of $20.0 million, Dynegy shall deliver to the trustee an officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed together with a copy of any opinion or appraisal required by this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

Dynegy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Dynegy will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Dynegy may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or permit Guarantors to incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for Dynegy’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)           the incurrence by Dynegy and its Restricted Subsidiaries of the Existing Indebtedness (other than under the CoalCo Credit Agreement and the GasCo Credit Agreement);

(2)           (i) the incurrence by Dynegy and the Guarantors of Indebtedness represented by the notes to be issued on the Issue Date and (ii) the incurrence by Dynegy of the Convertible Preferred Shares to be issued on the Issue Date and any Qualified Subordinated Debt or Qualified Senior Debt to finance a Qualified Redemption Transaction (together with, in each case under this subclause (ii), any Permitted Refinancing Indebtedness in respect thereof);

(3)           the incurrence by Dynegy or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment (or within 180 days thereafter) used or useful in the business of Dynegy or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3), not to exceed $25.0 million at any time outstanding;

(4)           the incurrence by Dynegy or the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (1) or (2)(i) of this paragraph or clause (4) of this paragraph with respect thereto;

(5)           the incurrence by:

(a)           Dynegy or any Guarantor of intercompany Indebtedness between or among Dynegy and the Guarantors (which Indebtedness is unsecured and contractually subordinated in right of payment to all Note Obligations); provided, however, that any subsequent issuance or transfer of Equity Interests, any sale or transfer of such Indebtedness or any other event that results in any such Indebtedness being held by a Person other than Dynegy or a Guarantor shall be deemed to be an incurrence of such Indebtedness that is not permitted by this clause (5)(a); and

(b)           any Non-Obligor Restricted Subsidiary of intercompany Indebtedness owed to Dynegy or another Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of Equity Interests, any sale or transfer of such Indebtedness or any other event that results in any such Indebtedness being held by a Person other than Dynegy or a Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness that is not permitted by this clause (5)(b);

(6)           the issuance by any:

(a)           Guarantor of preferred stock to Dynegy or a Guarantor; provided, however, that any subsequent issuance or transfer of Equity Interests, any sale or transfer of such preferred stock or any other event that results in any such preferred stock being held by a Person other than Dynegy or a Guarantor shall be deemed to be an issuance of preferred stock that is not permitted by this clause (6)(a); and

(b)           Non-Obligor Restricted Subsidiary of preferred stock to Dynegy or another Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of Equity Interests, any sale or transfer of such preferred stock or any other event that results in any such preferred stock being held by a Person other than Dynegy or a Restricted Subsidiary shall be deemed to be an issuance of preferred stock that is not permitted by this clause (6)(b);

(7)           the incurrence by Dynegy or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(8)           the incurrence by Dynegy or any of its Restricted Subsidiaries of Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, bankers’ acceptances and (ii) performance, surety and similar bonds and completion guarantees in the ordinary course of business;

(9)           the incurrence by Dynegy or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(10)         the incurrence by CoalCo and Subsidiaries of CoalCo that are Restricted Subsidiaries hereunder of Indebtedness permitted to be incurred pursuant to the CoalCo Credit Agreement as in effect on the Issue Date; provided that any such Indebtedness that constitutes Indebtedness for borrowed money shall not exceed $840.0 million in the aggregate at any one time outstanding, less any amounts thereunder that are permanently repaid pursuant to clause (1) of the second paragraph under “—Asset Sales”;

(11)         the incurrence by GasCo and Subsidiaries of GasCo that are Restricted Subsidiaries hereunder of Indebtedness permitted to be incurred pursuant to the GasCo Credit Agreement as in effect on the Issue Date; provided that any such Indebtedness that constitutes Indebtedness for borrowed money shall not exceed $1,312.5 million in the aggregate at any one time outstanding, less any amounts thereunder that are permanently repaid pursuant to clause (1) of the second paragraph under “—Asset Sales”;

(12)         the incurrence by Dynegy (as obligor, guarantor or issuer) or any of the Guarantors (as guarantors) of any Indebtedness that is incurred and outstanding pursuant to clause (10);

(13)         the incurrence by Dynegy (as obligor, guarantor or issuer) or any of the Guarantors (as guarantors) of any Indebtedness incurred and outstanding pursuant to clause (11);

(14)         the incurrence of Indebtedness arising from agreements of Dynegy or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests of a Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness in respect of a disposition shall at no time exceed the gross proceeds (including the Fair Market Value of non-cash proceeds) actually received by Dynegy and/or such Restricted Subsidiary in connection with such disposition;

(15)         Indebtedness, Disqualified Stock or preferred stock of Persons or assets that are acquired by Dynegy or any of its Restricted Subsidiaries or merged into Dynegy or any of its Restricted Subsidiaries in accordance with the terms of the indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; provided further that after giving pro forma effect to such acquisition or merger, either (a) Dynegy would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (b) the Fixed Charge Coverage Ratio would be (i) greater than that immediately prior to such acquisition or merger and (ii) no less than 1.75 to 1.0;

(16)         Indebtedness of Dynegy or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(17)         Indebtedness in respect of letters of credit or bank guaranties (including reimbursement obligations with respect thereto) secured by cash and Cash Equivalents or are unsecured, in each case and incurred in the ordinary course of business and, for the avoidance of doubt, not supporting Indebtedness for borrowed money; and

(18)         the incurrence by Dynegy or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $25.0 million.

Dynegy will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Dynegy unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Dynegy solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.  Indebtedness may only be incurred by a Restricted Subsidiary of Dynegy to the extent expressly permitted by this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Dynegy will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided, however, that (i) any amounts outstanding under the CoalCo Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (10) above and may not be reallocated to another clause (or the first paragraph of this covenant) thereafter, (ii) any amounts outstanding under the GasCo Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (11) above and may not be reallocated to another clause (or the first paragraph of this covenant) thereafter, (iii) any Indebtedness described in clause (12) above (whether outstanding on the Issue Date or thereafter incurred) shall be allocated to such clause (12) and may not be reallocated to another clause (or the first paragraph of this covenant); and (iv) any Indebtedness described in clause (13) above (whether outstanding on the Issue Date or thereafter incurred) shall be allocated to such clause (13) and may not be reallocated to another clause (or the first paragraph of this covenant).  The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this covenant; provided, in each such case (except the reclassification of the Convertible Preferred Shares as Indebtedness due to a change in accounting principles), that the amount thereof is included in Fixed Charges of Dynegy as accrued.  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Dynegy or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)                                  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)                                  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                  the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person.

Liens

Dynegy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist (i) any Lien of any kind on any assets, except Permitted Liens and (ii) any Lien on the Collateral, except Permitted Collateral Liens.

Limitation on Sale and Leaseback Transactions

Dynegy will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Dynegy or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)           Dynegy or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Liens;”

(2)           the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of Dynegy and set forth in an Officers’ Certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

(3)           the transfer of assets in that sale and leaseback transaction is permitted by, and Dynegy applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Dynegy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Capital Stock to Dynegy or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Dynegy or any of its Restricted Subsidiaries;

(2)           make loans or advances to Dynegy or any of its Restricted Subsidiaries; or

(3)           sell, lease or transfer any of its properties or assets to Dynegy or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)           agreements governing Existing Indebtedness as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)           the Note Documents;

(3)           agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” (other than Indebtedness under the CoalCo Credit Agreement or the GasCo Credit Agreement) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements;

provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture and the notes or the agreements referred to in clause (1) above;

(4)           applicable law, rule, regulation or order;

(5)           any instrument governing Indebtedness or Capital Stock of (i) a Person acquired by Dynegy or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or (ii) an Unrestricted Subsidiary that has been designated a Restricted Subsidiary of Dynegy as in effect at the time of such designation and, in each case, any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those instruments, to the extent that the restrictions therein are (a) not materially more restrictive, taken as a whole, than those contained in those agreements at the time of such acquisition or designation (as the case may be) and (b) not applicable to any Restricted Subsidiary other than Restricted Subsidiaries (and Subsidiaries of such Restricted Subsidiaries) to which such restrictions were applicable at the time of such acquisition or designation (as the case may be); provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(6)           customary non-assignment provisions in contracts, agreements, leases, permits and licenses entered into in the ordinary course of business;

(7)           purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(8)           any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)           Permitted Refinancing Indebtedness (other than Indebtedness described in clause (5) above or incurred pursuant to clause (10), (11), (12) or (13) of the definition of “Permitted Debt”); provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)         Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)         provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) permitted to be entered into by the indenture and entered into with the approval of Dynegy’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13)         restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which Dynegy or any of their Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of Dynegy or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of Dynegy or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(14)         with respect to clause (3) of the first paragraph of this covenant only, restrictions encumbering property at the time such property was acquired by Dynegy or any of its Restricted Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;

(15)         with respect to Dynegy Coal Investments Holdings, LLC and its Subsidiaries that are Restricted Subsidiaries hereunder, any restrictions set forth in the CoalCo Credit Agreement as in effect on the Issue Date (and (i) any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings thereof and (ii) restrictions that are contained in instruments governing Indebtedness incurred pursuant to clause (10) of the definition of “Permitted Debt,” in each case, to the extent that the restrictions therein are (a) with respect to restrictions on dividends and distributions, not more restrictive in any respect than those contained in the CoalCo Credit Agreement at the Issue Date, (b) with respect to any other restrictions, not materially more restrictive, taken as a whole, than those contained in the CoalCo Credit Agreement at the Issue Date and (c) with respect to all such restrictions, not applicable to any Restricted Subsidiary other than Dynegy Coal Investments Holdings, LLC  and its Subsidiaries); and

(16)         with respect to Dynegy Gas Investments Holdings, LLC and its Subsidiaries that are Restricted Subsidiaries hereunder, any restrictions set forth in the GasCo Credit Agreement as in effect on the Issue Date (and (i) any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings thereof and (ii) restrictions that are contained in instruments governing Indebtedness incurred pursuant to clause (11) of the definition of “Permitted Debt,” in each case, to the extent that the restrictions therein are (a) with respect to restrictions on dividends and distributions, not more restrictive in any respect than those contained in the GasCo Credit Agreement at the Issue Date, (b) with respect to any other restrictions, not materially more restrictive, taken as a whole, than those contained in the GasCo Credit Agreement at the Issue Date and (c) with respect to all such restrictions, not applicable to any Restricted Subsidiary other than Dynegy Gas Investments Holdings, LLC  and its Subsidiaries).

Merger, Consolidation or Sale of Assets

Dynegy will not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not Dynegy is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Dynegy and its Restricted Subsidiaries (other than the Capital Stock and assets of any Unrestricted Subsidiaries), taken as a whole, in each case in one or more related transactions, to another Person, unless:

(1)           either (a) Dynegy is the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than Dynegy) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)           the Person formed by or surviving any such consolidation or merger (if other than Dynegy) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Dynegy under the notes, the indenture and the Collateral Documents pursuant to agreements in form satisfactory to the trustee;

(3)           immediately after such transaction, no Default or Event of Default exists; and

(4)           Dynegy or the Person formed by or surviving any such consolidation or merger (if other than Dynegy), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) have had a Fixed Charge Coverage Ratio no less than the actual Fixed Charge Coverage Ratio for Dynegy for such four-quarter period.

In addition, Dynegy will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries (other than the Capital Stock and assets of any Unrestricted Subsidiaries), taken as a whole, in one or more related transactions, to any other Person.

No Guarantor (other than any Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and the indenture in connection with any transaction complying with the provisions of “—Repurchase at the Option of Holders — Asset Sales”) will, and Dynegy will not cause or permit any Guarantor to, directly or indirectly:  (1) consolidate or merge with or into another Person (other than Dynegy or another Guarantor), or (2) sell, assign, transfer or otherwise dispose of all or substantially all of its property or assets, taken as a whole, in each case, in or more related transactions, to another Person (other than Dynegy or another Guarantor), unless:

(1)                                  the entity formed by or surviving any such consolidation or merger (if other than a Guarantor or Dynegy) shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any state thereof or the District of Columbia;

(2)                                  such entity assumes by supplemental indenture, amendment, supplement or other instrument (in form satisfactory to the trustee), executed and delivered to the trustee, all of the obligations of the Guarantor or Dynegy under its Note Guarantee, the notes and the indenture, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the surviving entity; and

(3)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any consolidation or merger or sale, assignment, transfer, conveyance, lease or other disposition of assets (i) between or among Dynegy and its Obligor Restricted Subsidiaries or (ii) between or among Non-Obligor Restricted Subsidiaries .  Clauses (3) and (4) of the first paragraph of this covenant will not apply to (i) any merger or consolidation of Dynegy with or into one of its Restricted Subsidiaries for any purpose or (ii) with or into an Affiliate solely for the purpose of reincorporating Dynegy in another jurisdiction.

Transactions with Affiliates

Dynegy will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Dynegy (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1)           the Affiliate Transaction is on terms that are no less favorable to Dynegy or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Dynegy or such Restricted Subsidiary with an unrelated Person; and

(2)           Dynegy delivers to the trustee:

(a)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors of Dynegy set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Dynegy; and

(b)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to Dynegy or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)           any employment agreement or director’s engagement agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Dynegy or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)           transactions between or among Dynegy and/or its Restricted Subsidiaries;

(3)           transactions with a Person (other than an Unrestricted Subsidiary of Dynegy) that is an Affiliate of Dynegy solely because Dynegy owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)           payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of Dynegy or any of its Restricted Subsidiaries;

(5)           any issuance of Equity Interests (including Convertible Preferred Shares, but excluding other Disqualified Stock) of Dynegy to Affiliates of Dynegy;

(6)           Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and Permitted Investments;

(7)           with respect to transactions involving Dynegy Coal Investments Holdings, LLC and its Subsidiaries that are Restricted Subsidiaries hereunder, any transactions permitted to be effected by Dynegy Coal Investments Holdings, LLC or such Subsidiary pursuant to the CoalCo Credit Agreement as in effect on the Issue Date;

(8)           with respect to transactions involving Dynegy Gas Investments Holdings, LLC and its Subsidiaries that are Restricted Subsidiaries hereunder, any transactions permitted to be effected by Dynegy Gas Investments Holdings, LLC or such Subsidiary pursuant to the GasCo Credit Agreement as in effect on the Issue Date;

(9)           loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding;

(10)         any (i) agreement, instrument or arrangement as in effect on the Issue Date that is disclosed in the Disclosure Statement or the public filings of Dynegy or (ii) any agreement, instrument, or arrangement as in effect on the Issue Date other than as described in clause (i) and that is not disclosed in the Disclosure Statement or the public filings of Dynegy and is not an agreement, instrument or arrangement with an Affiliate of Dynegy as of the Issue Date, in each case, and any transactions contemplated thereby and any amendment, modification, change or replacement thereof, so long as any such amendment, modification, change or replacement that, at the time such amendment, modification, change or replacement thereof is made, could not, either individually or in the aggregate, reasonably be expected to cause (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of Dynegy and its Restricted Subsidiaries, taken as a whole, (b) a materially adverse effect on the Collateral, taken as a whole, (c) a material impairment of the ability of Dynegy or any of its Restricted Subsidiaries to perform any of its material obligations under the indenture, the notes or the Collateral Documents or (d) a material impairment of the rights and remedies of or benefits available to the holders of notes under the indenture, the notes or the Collateral Documents;

(11)         any pro rata distribution (including a rights offering) to all holders of a class of Equity Interests or Indebtedness of Dynegy or any of their Restricted Subsidiaries, including Persons who are Affiliates of Dynegy or any of their Restricted Subsidiaries;

(12)         any transaction with customers, clients, suppliers or purchasers or sellers of goods or services, including transactions involving sales of electric capacity, energy, ancillary services, transmission services and products, steam, emissions credits, fuel, fuel transportation and fuel storage, in each case, in the ordinary course of business on terms that are no less favorable to Dynegy or the relevant Restricted Subsidiary of Dynegy than those that would have been obtained in a comparable transaction by Dynegy or such Restricted Subsidiary with an unrelated Person;

(13)         the trading and sharing of parts and components for equipment, tools and non-material equipment, among Dynegy and its Restricted Subsidiaries, in the ordinary course of business and consistent with past practices of the relevant Persons, including for purposes of spare or replacement; and

(14)         the transfer from time to time of any or all assets of and Equity Interests in the Marketing Entities to Dynegy Gas Investments Holdings, LLC or Dynegy Coal Investments Holdings, LLC (or any direct or indirect Subsidiary of those entities).

Business Activities

Dynegy will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Dynegy and its Restricted Subsidiaries, taken as a whole.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Dynegy may designate any Restricted Subsidiary (other than GasCo or CoalCo or any successor to either of them or any direct or indirect equity holder of GasCo or CoalCo or any successor to either of them) to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event will the business currently operated by GasCo or CoalCo be transferred to or held by an Unrestricted Subsidiary.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Dynegy and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Dynegy.  That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Dynegy as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted Payments.”  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Dynegy as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” Dynegy will be in default of such covenant.  The Board of Directors of Dynegy may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Dynegy; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Dynegy of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Limitation on Issuances of Guarantees of Indebtedness

Dynegy will not permit any of its Non-Obligor Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of Dynegy or a Guarantor unless such Non-Obligor Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Non-Obligor Restricted Subsidiary, which Guarantee will be senior to or pari passu with such Non-Obligor Restricted Subsidiary’s Guarantee of such other Indebtedness.

Future Subsidiary Guarantors

If, after the Issue Date, Dynegy or any of the Guarantors acquires or creates any Material Subsidiary (other than any Excluded Entity), then such Material Subsidiary will become a Guarantor and (i) promptly, but in no event later than ten Business Days after the date on which it was acquired or created (A) execute a supplemental indenture and a joinder agreement to the Collateral Documents (or any additional security documents) in form satisfactory to the trustee providing that such Subsidiary shall become a Guarantor under the Indenture and a party as grantor to the Collateral Documents, and (B)  deliver an opinion of counsel satisfactory to the trustee and (ii) promptly, but in no event later than 20 Business Days after the date on which it was acquired or created, take all actions required by the Collateral Documents to perfect the Note Liens created thereunder; provided that any Subsidiary that is not a Material Subsidiary need not (i) remain a Guarantor and grantor under the Collateral Documents or (ii) become a Guarantor and grantor under the Collateral Documents until such time as it becomes a Material Subsidiary.

Impairment of Security Interests; Liens on Additional Property

Neither Dynegy nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Note Liens, except as otherwise permitted or required by the Collateral Documents or the indenture. Dynegy shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as the collateral agent or the trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the Note Obligations intended to be secured. Dynegy shall, and shall cause each Guarantor to, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Note Liens at such times and at such places as the collateral agent or the trustee may reasonably request.

Within 90 days following the end of each fiscal year, Dynegy will deliver:

(1)           to the trustee and collateral agent, as secured party, fully executed counterparts of Collateral Documents or amendments and supplements to existing Collateral Documents, duly executed by Dynegy or the Guarantor, as applicable, in form satisfactory to the trustee and collateral agent (together with evidence of the completion, or satisfactory arrangements for the completion, of all recordings and filings of such instruments) as may be necessary to create valid, perfected Note Liens (subject to no Lien other than Permitted Collateral Liens) on any after-acquired Collateral; and

(2)           such customary legal opinions concerning the authorization, execution and delivery of such Collateral Documents, amendments or supplements, and the enforceability and recording thereof, and the creation, validity and perfection of security interests, as are satisfactory to the trustee and collateral agent.

Payments for Consent

Dynegy will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Dynegy will furnish to the holders and the trustee (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations:

(1)           all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Dynegy were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by Dynegy’s certified independent accountants; provided that Dynegy shall not be required to include the condensed consolidating footnote required by Rule 3-10 of Regulation S X in any report prior to its first quarterly report on Form 10 Q or annual report on Form 10-K, as applicable, required to be filed with the SEC following the Issue Date; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if Dynegy were required to file such reports;

provided that, notwithstanding the forgoing, Dynegy may furnish to the holders of notes and the trustee (or file with the SEC for public availability), (i) its annual report for the fiscal year ended December 31, 2011 at any time on or prior to September 30, 2012 and (ii) its quarterly reports for the fiscal quarters ending March 31, 2012 and June 30, 2012 at any time on or prior to September 30, 2012.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. In addition, Dynegy will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time after consummation of the restructuring set forth in the Chapter 11 Plan, Dynegy is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Dynegy will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing.  Dynegy will not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept Dynegy’s filings for any reason, Dynegy will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if Dynegy were required to file those reports with the SEC.

The quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements, in the footnotes thereto or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Dynegy and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Dynegy.

In addition, Dynegy agrees that, for so long as any notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the holders of notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest on the notes;

(2)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

(3)           failure by Dynegy or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4)           failure by Dynegy or any of its Restricted Subsidiaries for 45 days after notice to Dynegy by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture or the Collateral Documents;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Dynegy or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Dynegy or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)           is caused by a failure to pay principal of, interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in Indebtedness (a “Payment Default”); or

(b)           results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6)           failure by Dynegy or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million (not otherwise covered by indemnities or independent third-party insurance as to which liability has not been denied by such insurance carrier), which judgments are not paid, discharged or stayed, for a period of 45 days following such judgment becoming final and non-appealable;

(7)           (i) default in the due observance or performance by Dynegy or any of the Guarantors of any material covenant, condition or agreement contained in any Collateral Document and such default shall continue unremedied for a period of 30 days after notice thereof to Dynegy by the collateral agent or holders of at least 25% in aggregate principal amount of notes then outstanding voting as a single class or (ii) any security interest on any Collateral with a Fair Market Value in excess of $25.0 million in the aggregate created by the Collateral Documents ceases to be in full force and effect (except as permitted by the terms of the indenture or the Collateral Documents or solely as a result of the collateral agent taking or refraining from taking any action in its sole control), or an assertion by Dynegy or any of its Restricted Subsidiaries that any Collateral is not subject to a valid, perfected security interest (except as permitted by the terms of the indenture or the Collateral Documents);

(8)           any Note Guarantee of a Guarantor ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its Obligations under its Note Guarantee; or

(9)           certain events of bankruptcy or insolvency described in the indenture with respect to Dynegy or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Dynegy, any Restricted Subsidiary of Dynegy that is a Significant Subsidiary or any group of Restricted Subsidiaries of Dynegy that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power.  The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest.

The trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security against any loss, liability or expense.  Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)           such holder has previously given the trustee written notice that an Event of Default is continuing;

(2)           holders of at least 25% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)           such holder or holders offer and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4)           the trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           during such 60-day period, holders of a majority in aggregate principal amount of the then outstanding notes do not give the trustee a direction inconsistent with such request.

The holders of a majority in aggregate principal amount of the then outstanding notes by written notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the notes.

Dynegy is required to deliver to the trustee annually a statement regarding compliance with the indenture.  Upon becoming aware of any Default or Event of Default, Dynegy is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Dynegy, as such, will have any liability for any obligations of Dynegy under the notes, the indenture, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of notes by accepting a note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Dynegy may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of the Note Obligations discharged (“Legal Defeasance”) except for:

(1)           the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest on, such notes when such payments are due from the trust referred to below;

(2)           Dynegy’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)           the rights, powers, trusts, duties and immunities of the trustee under the indenture, and Dynegy’s and the Guarantors’ obligations in connection therewith; and

(4)           the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, Dynegy may, at its option and at any time, elect to have the obligations of Dynegy and its Restricted Subsidiaries released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes.  In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           Dynegy must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Dynegy must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)           in the case of Legal Defeasance, Dynegy must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Dynegy has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, Dynegy must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which Dynegy or any Guarantor is a party or by which Dynegy or any Guarantor is bound;

(6)           Dynegy must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by Dynegy with the intent of preferring the holders of notes over the other creditors of Dynegy with the intent of defeating, hindering, delaying or defrauding any creditors of Dynegy or others; and

(7)           Dynegy must deliver to the trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Note Documents may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Note Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)           reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any note;

(3)           reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under “Optional Redemption” above;

(4)           reduce the rate of or change the time for payment of interest, including default interest, on any note;

(5)           waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(6)           make any note payable in money other than that stated in the notes or provide for bearer securities;

(7)           make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium on, if any, or interest on, the notes;

(8)           except as permitted by the indenture, subordinate the notes (or any Note Guarantee) in right of payment to any other Obligation;

(9)           release any Guarantor or obligor with respect to the notes or any Note Guarantee, except as permitted by the indenture;

(10)         waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”); or

(11)         make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the indenture or the Collateral Documents that has the effect of (i) releasing all or substantially all of the Collateral from the Note Liens or (ii) adversely affecting the priority of the Note Liens, will require the consent of the holders of at least 75% in aggregate principal amount of the notes then outstanding, except as specifically provided in the Collateral Documents.

Notwithstanding the preceding, without the consent of any holder of notes, Dynegy and the trustee and/or collateral agent, as applicable, may amend or supplement the Note Documents:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated notes in addition to or in place of certificated notes;

(3)           to provide for the assumption of Dynegy’s obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Dynegy’s assets, as applicable;

(4)           to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any holder;

(5)           to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

(6)           to conform the text of the indenture, the notes or the Collateral Documents to any provision of this Description of the New Senior Secured Notes to the extent that such provision in this Description of the New Senior Secured Notes was intended to be a verbatim recitation of a provision of the indenture, the notes or the Collateral Documents, which intent may be evidenced by an Officers’ Certificate to that effect;

(7)           to enter into additional or supplemental Collateral Documents or otherwise to add Collateral for or further secure the notes, the Note Guarantees or any other obligation, in each case, permitted by the indenture and the Collateral Documents; or

(8)           to provide for additional obligors or Guarantors with respect to the notes.

Every amendment, supplement or waiver effected under the indenture shall comply with the TIA.  In determining whether the holders of the required principal amount of notes have concurred in any direction, waiver, consent or notice, notes owned by Dynegy or any Subsidiary of Dynegy or an Affiliate of Dynegy or any Subsidiary of Dynegy shall be considered as though they are not outstanding.  Dynegy shall promptly, and in any case within two Business Days, notify the trustee, in writing, when, to its knowledge, any of its Subsidiaries, any of its Affiliates or any Affiliates of its Subsidiaries repurchase or otherwise acquire notes, of the aggregate principal amount of such notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)           either:

(a)           all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Dynegy, have been delivered to the trustee for cancellation; or

(b)           all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Dynegy or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal of, premium on, if any, and interest on, the notes to the date of maturity or redemption;

(2)           in respect of clause 1(b), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Dynegy or any Guarantor is a party or by which Dynegy or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)           Dynegy or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(4)           Dynegy has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, Dynegy must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Dynegy, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions.  The indenture provides that in case an Event of Default has occurred and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.  Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense.

The issuer is solely responsible for the contents of the Disclosure Statement.  The trustee took no part in producing the Disclosure Statement and shall bear no responsibility for any omissions any statements herein.

Additional Information

Anyone who receives the Disclosure Statement may obtain a copy of the indenture and the Collateral Documents without charge by writing to Dynegy Inc., 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, Attention: Investor Relations.

Book-Entry, Delivery and Form

The notes will be issued in the form of one or more Global Notes, as defined below, that will be deposited with, or on behalf of, The Depository Trust Company, referred to herein as the Depository, and registered in the name of the Depository’s nominee.  Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below.  For purposes of this Description of the New Secured Notes, “Global Note” refers to the Global Note or Global Notes representing the entire issue of notes.

A Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

The Depository has advised us as follows:

•              The Depository is:

•                  a limited purpose trust company organized under the laws of the State of New York;

•                  a “banking organization” within the meaning of the New York banking law;

•                  a “banking organization” within the meaning of the New York banking law;

•                  a member of the Federal Reserve System;

•                  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•                  a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•                                          The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

•                                          The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

•                                          Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•                                          Ownership of beneficial interests in a Global Note will be shown on, and the transfers of ownership will be effected only through, records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners).  The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase.  These laws may limit your ability to transfer beneficial interests in a Global Note.

So long as a nominee of the Depository is the registered owner of a Global Note, that nominee for all purposes will be considered the sole owner or holder of the notes under the indenture.  Except as provided below, you will not be entitled to have notes registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owners or holders thereof under the indenture.

We will make payment of principal of, premium, if any, and interest on, notes represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those notes.  The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository.  Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers registered in “street name.”  Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the trustee nor any of our respective agents will be responsible in any respect for actions or inactions of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interest in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

As described above, we will issue notes in definitive form in exchange for a Global Note only in the following situations:

•                                          if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days;

•                                          if we choose to issue definitive notes;

•                                          there has occurred and is continuing an Event of Default with respect to the notes and the Holder thereof has requested such exchange.

In either instance, an owner of a beneficial interest in a Global Note will be entitled to have notes equal in principal amount to that beneficial interest registered in its name and will be entitled to physical delivery of notes in definitive form.  Notes in definitive form will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will be issued in registered form only, without coupons.  We will maintain in the United States, one or more offices or agencies where notes may be presented for payment and may be transferred or exchanged.  You will not be charged a fee for any transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Same Day Settlement and Payment

Dynegy will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Dynegy will make all payments of principal, premium, if any, and interest, with respect to notes in definitive form by wire transfer of immediately available funds to the accounts specified by the holders of the notes in definitive form or, if no such account is specified, by mailing a check to each such holder’s registered address.  The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Dynegy expects that secondary trading in any notes in definitive form will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in the indenture.  Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“Acceptable Commodity Counterparty” shall mean any Person who, at the time the applicable Eligible Commodity Hedging Agreement is entered into, (i) in the ordinary course purchases or sells power or enters into commodity transactions and (ii)(A) has a corporate rating of BBB- or higher by S&P and a corporate family rating of Baa3 or higher by Moody’s (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if either of such ratings agencies is not then in the business of providing such ratings), or (B) whose obligations are supported by collateral, guarantees or letters of credit in a manner consistent with the then prevailing industry practice for similarly situated Persons from Persons that have the ratings described in clause (A) above.

“Acceptable Financial Counterparty” shall mean any Person who, at the time the applicable Eligible Commodity Hedging Agreement, Interest Rate/Currency Hedging Agreement or Treasury Services Agreement entered into, (a) in the ordinary course enters into financial derivative transactions (including rate swaps, commodity hedges, swaps, futures or options) or commodity transactions (including power purchase or sale or gas purchase or sale and tolling agreements) or provides treasury services or cash management services and (b)(i) has a corporate rating of A- or higher by S&P and a corporate family rating of A3 or higher by Moody’s (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if either of such rating agencies is not then in the business of providing such ratings), or (ii) whose obligations are supported by collateral, guarantees or letters of credit in a manner consistent with the then prevailing industry practice for similarly situated Persons from Persons that have the ratings described in clause (i) above.

“Acquired Debt” means, with respect to any specified Person:

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 12.5% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“AHYDO” means an “Applicable High-Yield Discount Obligation” within the meaning of section 163(i) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Applicable Premium” means, with respect to any note on any redemption date, as calculated by the chief financial officer of Dynegy, the greater of:

(1)                                  1.0% of the principal amount of the note; or

(2)                                  the excess of:

(a)           the present value at such redemption date of (i) the redemption price of the note at the first anniversary of the Issue Date (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the note through the first anniversary of the Issue Date (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the principal amount of the note.

“Asset Sale” means:

(1)                                  the sale, lease, conveyance or other disposition of any assets or rights by Dynegy or any of Dynegy’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Dynegy and its Restricted Subsidiaries (other than the Capital Stock and assets of any Unrestricted Subsidiaries), taken as a whole, will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)                                  the issuance of Equity Interests by any of Dynegy’s Restricted Subsidiaries or the sale by Dynegy or any of Dynegy’s Restricted Subsidiaries of Equity Interests in any of Dynegy’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)           any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)           a transfer of assets (i) between or among Dynegy and the Guarantors or (ii) between or among Non-Obligor Restricted Subsidiaries;

(3)           an issuance of Equity Interests by a Restricted Subsidiary of Dynegy to Dynegy or to a Guarantor;

(4)           the sale, lease or other transfer of power, capacity, fuel, emission credits and other products, services or accounts receivable in the ordinary course of business (it being understood that a disposition of a quantity of power, capacity, fuel or emission credits or other products or services that is material to Dynegy or such Restricted Subsidiary, as the case may be, shall not alone cause such disposition not to be in the ordinary course of business) and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of Dynegy, no longer economically practicable to maintain or useful in the conduct of the business of Dynegy and its Restricted Subsidiaries, taken as whole);

(5)           licenses and sublicenses by Dynegy or any of its Restricted Subsidiaries of software or intellectual property or other general intangibles and licenses, leases or subleases of other property, in each case in the ordinary course of business, which do not materially interfere with the business of Dynegy and its Restricted Subsidiaries, taken as a whole;

(6)           any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)           the granting of Liens not prohibited by the covenant described above under the caption “—Liens;”

(8)           the sale or other disposition of cash or Cash Equivalents;

(9)           a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Restricted Payments” or a Permitted Investment;

(10)         a disposition of assets in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action;

(11)         the trading and sharing of parts and components for equipment, tools and non-material equipment, among Dynegy and its Restricted Subsidiaries, in the ordinary course of business and consistent with past practices of the relevant Persons, including for purposes of spare or replacement parts;

(12)         the unwinding of any Hedging Obligation; and

(13)         any sale, transfer or other disposition of assets related to (i) the decommissioning or demolition of the Havana 1-5 Units, the Wood River 1-3 Units, the South Bay Facility or the Vermillion Facility or (ii) the designation of each Marketing Entity as a Ring-Fenced Entity.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Code” means Title 11 of the U.S. Code, as amended.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)           with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)           with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) and (ii) debt obligations issued by the Government National Mortgage Association, Farm Credit System, Federal Home Loan Banks,  Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Financing Corporation and Resolution Funding Corporation, in the case of each of clause (i) and (ii) above, having maturities of not more than one year from the date of acquisition;

(3)           certificates of deposit, demand deposits, and time deposits with maturities of not more than one year from the date of acquisition, bankers’ acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic branch of a commercial bank having capital and surplus in excess of $500,000,000 and whose long-term debt, or whose parent company’s long-term debt, is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Moody’s or “A” or the equivalent thereof by S&P;

(4)           repurchase obligations (including under tri-party repurchase agreements) with a term of not more than 30 days from the date of acquisition for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper, notes and bonds having one of the two highest rating categories obtainable from Moody’s or S&P and in each case maturing within one year from the date of acquisition;

(6)           readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody’s or S&P; and

(7)           investments in “money market funds” that primarily invest in investments of the type described in clauses (1) through (6) above.

“Cash Payments” means, for any Determination Period, with respect to a Person and its Restricted Subsidiaries, the sum (without duplication) of (i) cash interest paid by such Person and its Restricted Subsidiaries during such Determination Period, plus (ii) cash taxes paid by such Person and its Restricted Subsidiaries during such Determination Period (including (A) any amounts paid in settlement of outstanding audits or disputes with regulatory authorities and (B) a reserve for doubtful tax positions in accordance with GAAP), plus (iii) capital expenditures made by such Person and its Restricted Subsidiaries during such Determination Period not funded by the incurrence of Indebtedness or the sale of Equity Interests by such Person or its Restricted Subsidiaries plus (iv) permanent cash repayments, prepayments or other retirements for value (including by means of derivative instruments and including the payment in cash of the principal amount of any instrument on which interest accretes or is issued at a discount to its redemption amount at maturity or that is issued as interest paid in kind) of Indebtedness by such Person and its Restricted Subsidiaries during such Determination Period other than any such repayments or prepayments of Indebtedness made by or from cash generated from reductions in any cash and/or Permitted Investments pledged or deposited as collateral to, or for the benefit of, a contract counterparty or a letter of credit provider, in each case as required by the CoalCo Credit Agreement or the GasCo Credit Agreement (in each case as in effect on the Issue Date).

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Dynegy and its Restricted Subsidiaries (other than the Capital Stock and assets of any Unrestricted Subsidiaries), taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than a Permitted Holder;

(2)           the adoption of a plan relating to the liquidation or dissolution of Dynegy or any Parent;

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Dynegy or any Parent, measured by voting power rather than number of shares;

(4)           the first day on which a majority of the members of the Board of Directors of Dynegy are not Continuing Directors (other than as a result of the resignation or death of Continuing Directors without the appointment of replacement directors); or

(5)           Dynegy or a Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Dynegy or a Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Dynegy or such Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Dynegy or such Parent outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock or such surviving or transferee Person immediately after giving effect to such issuance.

Notwithstanding the foregoing, (i) a Change of Control shall not occur as a result of the mandatory conversion of the Convertible Preferred Shares (or the right of holders of Convertible Preferred Shares to receive shares of Voting Stock of Dynegy upon such mandatory conversion); (ii) a Change of Control under clause (4) above shall not occur as a result of the election of directors at the first meeting of shareholders that occurs following the mandatory conversion of the Convertible Preferred Shares (which directors elected shall be deemed to be Continuing Directors); (iii) any holding company whose only significant asset is Equity Interests of Dynegy (or any successor) or any Parent shall not itself be considered a “person” or “group” for purposes of clause (2) above; (iv) the transfer of assets between or among the Restricted Subsidiaries and Dynegy shall not itself constitute a Change of Control; (v) the term “Change of Control” shall not include a merger or consolidation of Dynegy with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially Dynegy’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (vi) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; and (vii) a Change of Control under clause (3) above shall not occur as a result of a Person who (by itself or together with any of its Affiliates) Beneficially Owns more than 10% of the Voting Stock of Dynegy at the Issue Date becoming the Beneficial Owner of more than 50% of the Voting Stock (measured by voting power and not by number of shares) of Dynegy (or any successor) or any Parent as a result of such Person purchasing such Voting Stock in a Qualified Rights Offering as a holder of Equity Interests of Dynegy (or any successor) or such Parent or as a Backstop Party.

“Change of Control Offer” has the meaning assigned to that term in the indenture governing the notes.

“Chapter 11 Petition Date” means November 7, 2011.

“Chapter 11 Plan” means the Chapter 11 plan of reorganization of Dynegy Holdings, LLC, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. following the voluntary Chapter 11 cases commenced on Chapter 11 Petition Date.

“Chapter 11 Plan Effective Date” means the date on which all conditions to consummation of the Chapter 11 Plan have been satisfied (or waived) and the Chapter 11 Plan becomes effective.

“CoalCo Credit Agreement” means that certain Credit Agreement, dated as of August 5, 2011, among Dynegy Midwest Generation, LLC, a Delaware limited liability company, Dynegy Coal Investments Holdings, LLC, a Delaware limited liability company, the lenders from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral trustee (as amended, restated, replaced, refinanced, supplemented or otherwise modified or waived from time to time).

“Collateral” has the meaning assigned to it in the Collateral Documents.

“Collateral Documents” means the Pledge and Security Agreement, Mortgages and other instruments and documents, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, secured, assigned or granted to or on behalf of the collateral agent for the ratable benefit of the holders of (i) the Note Obligations, (ii) any additional secured obligations incurred to refinance the Note Obligations in accordance with the Collateral Documents and (iii) any Hedging Obligations secured in accordance with the Collateral Documents, the collateral agent and the trustee or notice of such pledge, security interest, assignment or grant is given.

“Commodity Hedging Agreements” shall mean any agreement (including each confirmation entered into pursuant to any master agreement) providing for swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, power purchase or sale agreements, fuel purchase or sale agreements, tolling agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, commercial or trading agreements, weather derivatives agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy or weather related commodity, service or risk, price or price indices for any such commodities, services or risks or any other similar derivative agreements, any renewable energy credits, carbon emission credits and any other “cap and trade” related credits, assets or attributes with an economic value and any other similar agreements, entered into by a Person or any Subsidiary, in each case under this definition, (i) in the ordinary course of business, or (ii) otherwise consistent with Prudent Industry Practice in order to manage fluctuations in the price or availability to a Person or any Subsidiary of any commodity and/or manage the risk of adverse or unexpected weather conditions.

“Commodity Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under a Commodity Hedging Agreement.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)           the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)           the Transaction Costs for such period, to the extent that such Transaction Costs were deducted in computing such Consolidated Net Income; plus

(4)           any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(5)           depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; minus

(6)           any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(7)           non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Dynegy will be added to Consolidated Net Income to compute Consolidated EBITDA of Dynegy only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Dynegy by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that (without duplication):

(1)           all extraordinary gains or losses and all gains or losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2)           the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Dynegy or any Restricted Subsidiary on the date that such Person’s assets are acquired by Dynegy or any Restricted Subsidiary, will be excluded;

(3)           the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; provided that the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded from the calculation of Consolidated Net Income for the purposes of clause (c)(i) of the first paragraph of “Certain Covenants—Restricted Payments;”

(4)           solely for the purposes of calculating Consolidated Net Income for the purposes of clause (c)(i) of the first paragraph of “Certain Covenants—Restricted Payments,” the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(5)           the cumulative effect of a change in accounting principles will be excluded;

(6)           any non-cash gains, losses, income and expenses, and the related tax effect, resulting from the change in fair value of financial instruments of the type set forth in the definition of Hedging Obligations, will be excluded to the extent included in net income; and

(7)           any net income (or loss) resulting from the restructuring transactions contemplated by the Chapter 11 Plan will be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Dynegy who:

(1)           was a member of such Board of Directors on the Issue Date;

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3)           is a director appointed by any Permitted Holder who becomes a Permitted Holder pursuant to clause (vii) of the last paragraph of the definition of “Change of Control.”

“Convertible Preferred Shares” means the $2,100,000,000 of Dynegy’s Convertible Preferred Shares issued on the Chapter 11 Plan Effective Date.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Determination Period” means, with respect to any time of determination, the period, taken as a single period, from the beginning of the fiscal quarter commencing after the Issue Date to end of the fiscal quarter most recently completed as of such time of determination, for which AU 722 reviewed or audited financial statements of Dynegy are available.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Dynegy to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Dynegy may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Dynegy and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Eligible Commodity Hedging Agreement” shall mean any Commodity Hedging Agreement entered into by a Person or any Subsidiary with an Eligible Commodity Hedging Counterparty, which, individually or together with other Commodity Hedging Agreements (other than Commodity Hedging Agreements that are either unsecured, are supported by letters of credit or third-party Guarantees (and, in each case, not secured by all or substantially all of the assets of the Person or the relevant Subsidiary)) entered into or being entered into with such counterparty or its affiliates, is at the time entered into reasonably expected to hedge the anticipated exposure of the Person or the relevant Subsidiary to one or more commodity price risks relating to the business and operations of the Person or the relevant Subsidiary; provided that any Commodity Hedging Agreement that is entered into to offset all or any portion of an outstanding Eligible Commodity Hedging Agreement shall constitute an Eligible Commodity Hedging Agreement so long as, at the time entered into, such offsetting Commodity Hedging Agreement, together with all other outstanding Eligible Commodity Hedging Agreements, in the aggregate, are reasonably expected to hedge the anticipated exposure of the Person or the relevant Subsidiary to one or more commodity price risks relating to the business and operations of the Person or the relevant Subsidiary.

“Eligible Commodity Hedging Counterparty”  shall mean a counterparty to an Eligible Commodity Hedging Agreement that, at the time the relevant Eligible Commodity Hedging Agreement is entered into, is either an Acceptable Commodity Counterparty or an Acceptable Financial Counterparty.

“Eligible Commodity Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under an Eligible Commodity Hedging Agreement.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of Dynegy by Dynegy (other than Disqualified Stock and other than to a Subsidiary of Dynegy) or (2) of Equity Interests of a Parent of Dynegy (other than to Dynegy or another Subsidiary of Dynegy) to the extent that the net proceeds therefrom are contributed to the common equity capital of Dynegy.

“Excess Ordinary Operating Cash” means, at any time of determination, without duplication, the sum of (1) cash held by Dynegy and the Guarantors that was distributed to them from Gas Holdco and Coal Holdco, to the extent such distributions were derived from Excess Ordinary Operating Cash Flow of either Gas Holdco or Coal Holdco plus (2) cash derived from Excess Ordinary Operating Cash Flow that is held by Gas Holdco and its Restricted Subsidiaries but is able, at such time of determination, to be distributed to Dynegy or a Guarantor under all applicable agreements of Gas Holdco and its Restricted Subsidiaries (including, without limitation, each GasCo Credit Agreement then in effect) plus (3) cash derived from Excess Ordinary Operating Cash Flow that is held by Coal Holdco and its Restricted Subsidiaries but is able, at such time of determination, to be distributed to Dynegy or a Guarantor under all applicable agreements of Coal Holdco and its Restricted Subsidiaries (including, without limitation, each CoalCo Credit Agreement then in effect) minus (4) Cash Payments made by Dynegy and its Restricted Subsidiaries (without duplication for any amounts already deducted in the calculation of Excess Ordinary Operating Cash Flow or Segment EBITDA) during the Determination Period plus (5) following the reversal thereof, any amounts previously reserved for in respect of doubtful tax positions pursuant to clause (ii)(B) of the definition of “Cash Payments” to the extent such amounts reduced Excess Ordinary Operating Cash.

“Excess Ordinary Operating Cash Flow” means, at any time of determination, with respect to a Person and its Restricted Subsidiaries, the Segment EBITDA of such Person and its Restricted Subsidiaries for the Determination Period, less (without duplication) (i) Cash Payments of such Person and its Restricted Subsidiaries during the Determination Period and (ii) any Consolidated EBITDA of such Person and its Restricted Subsidiaries generated from forward sales, purchases or hedges of power or natural gas or other commodities or other Hedging Obligations with respect to any period of time after December 31, 2015.

“Excluded Assets” means each of the following:

(1)           any right, title or interest in any property or assets of any Ring-Fenced Entity, and any assets subject to a Lien permitted pursuant to clauses (2), (3), (8), (13) and (21) of the definition of “Permitted Liens”;

(2)           all interests in real property other than fee interests and other interests appurtenant thereto if the greater of the cost and the book value of such interest is less than $10.0 million;

(3)           fee interests in real property if the greater of the cost and the book value of such fee interest is less than $10.0 million;

(4)           any property or asset if and to the extent that the grant of a Lien under the Collateral Documents in such property or asset is prohibited by, in violation (including a breach or default thereunder) of, or requires consent not obtained under applicable law, rule or regulation; provided, however, that such property or asset shall include (and such security interest shall attach) immediately at such time as the legal prohibition referred to above shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such property or asset not subject to the prohibitions specified above;

(5)           any lease, license, contract, property right or agreement to which Dynegy or any of its direct or indirect Subsidiaries is a party and any of its rights or interests thereunder if and only to the extent and only for so long as the grant of a Lien under the Collateral Documents in any such lease, license, contract, property right or agreement is prohibited by, in violation (including a breach or default thereunder) of, or requires consent not obtained under, a term, provision or condition of any such lease, license, contract, agreement or property right (unless such term, provision or condition with respect to the creation of a Lien would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code of the United States of America) or principles of equity); provided that such lease, license, contract, property right or agreement shall be include included in the Collateral (and such Lien shall attach) immediately at such time as the contractual prohibition referred to above shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property right or agreement not subject to the prohibitions specified above;

(6)           any motor vehicles, rolling stock, vessels and aircraft, or other property subject to a certificate of title statute of any jurisdiction having an aggregate book value of less than $10.0 million;

(7)           all cash or Cash Equivalents, deposit accounts or securities accounts (other than (i) the Plan Secured Notes Debt Service Account or (ii) cash proceeds from the Collateral following an Event of Default, including any cash dividends, and cash proceeds from the sale, disposition or transfer of the Collateral following an Event of Default), including, without limitation, deposit accounts or securities accounts that contain cash or Cash Equivalents, (a) securing reimbursement obligations under letters of credit or surety bonds, (b) consisting of earnest money deposits made or received in connection with any disposition of property or assets or in connection with any Investment or (c) securing Hedging Obligations, in each case to the extent permitted under the indenture;

(8)           assets or property subject to purchase money liens or capital leases permitted to be incurred under clause (3) of the definition of “Permitted Debt,” to the extent a lien on such assets or property is not permitted under the terms of the documents governing such purchase money liens, purchase money indebtedness or capital leases to be created to secure any Obligations;

(9)           any Equity Interest of any Subsidiary (other than a Holdco) or any Person that is not a Subsidiary to the extent a pledge of such Equity Interest is expressly prohibited by any applicable shareholder agreement, joint venture agreement, indenture or other contractual arrangement either (x) in force and effect on the Issue Date or (y) entered into after the Issue Date but only if the applicable grantor has used commercially reasonable efforts to ensure that such shareholder agreement, indenture or other contractual arrangement does not restrict the ability of the applicable grantor to grant hereunder a Lien on or security interest in such Equity Interest, in any case only for so long as and to the extent that such prohibition remains in place;

(10)         Equity Interests in any Subsidiary that is not a Material Subsidiary;

(11)         any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(12)         Margin Stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America, and all official rulings and interpretations thereunder or thereof);

(13)         all leasehold interests in personal property;

(14)         those assets (if any) as to which the collateral agent (acting at the direction of the holders of the notes and the other secured parties) and Dynegy shall have determined that the cost of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby;

(15)         any right, title or interest in any property and assets of Legacy DH; and

(16)         any assets of and Equity Interests in the Excluded Entities.

“Excluded Entities” means the Marketing Entities, the Unrestricted Subsidiaries of Dynegy, the Ring-Fenced Entities and any entity that is not a Material Subsidiary.

“Existing Indebtedness” means all Indebtedness of Dynegy and its Subsidiaries (other than Indebtedness represented by the notes to be issued pursuant to the indenture on the Issue Date) in existence on the Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Dynegy and set forth in an Officers’ Certificate (unless otherwise provided in the indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect in accordance with Article 11 of Regulation S-X promulgated under the Securities Act as if such acquisition and related transactions had occurred on the first day of the relevant four-quarter reference period;

(2)           the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)           the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)           any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)           any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)           if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, (a) the cash interest expense (including imputed cash interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of such Person and its Restricted Subsidiaries (including Attributable Debt and all commissions, discounts and other fees and charges owed by such Person or any of its Restricted Subsidiaries with respect to letters of credit and bankers’ acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, minus (b) to the extent included in such cash interest expense for such period, amounts attributable to the amortization of financing costs and non-cash amounts attributable to the amortization of debt discounts and other debt issuance costs, fees and expenses.  For purposes of the foregoing, Fixed Charges shall be determined after giving effect to any net payments made or received by such Person or any of its Restricted Subsidiaries with respect to Interest Rate/Currency Hedging Agreements.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time;

provided, however, that any operating lease accounted for as such under GAAP prior to the Issue Date shall continue to be accounted for as such notwithstanding the requirements of GAAP in effect from time to time.

“GasCo Credit Agreement” means that certain Credit Agreement, dated as of August 5, 2011, among Dynegy Power, LLC, Dynegy Gas Investments Holdings, LLC, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch as Administrative Agent and collateral trustee for the Lenders, Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners, LLC, as Joint Bookrunners and Joint Lead Arrangers and Credit Suisse Securities (USA) LLC and Goldman Sachs Lending Partners, LLC, as Joint Syndication Agents and Co-Documentation Agents (as amended, restated, replaced, refinanced, supplemented or otherwise modified or waived from time to time).

“Guarantee” of or by any Person means (i) any obligation, contingent or otherwise, of such Person guaranteeing or otherwise becoming an obligor with respect to or (ii) any pledge (including a springing pledge) of such Person’s assets to secure, any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital, solvency or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means any wholly-owned Restricted Subsidiary of Dynegy that Guarantees the notes in accordance with the provisions of the indenture, and its respective successors and assigns.

“Havana 1-5 Units” means the decommissioned units 1 through 5 located at the power generation facility owned by CoalCo and located in Mason County, Illinois.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk, (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates and (d) agreements (including each confirmation entered into pursuant to any master agreement) providing for swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, power purchase or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, tolling agreements, commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements, in each case under clauses (a), (b), (c) and (d), entered into by such Person, including Commodity Hedging Obligations, Eligible Commodity Hedging Obligations and Interest Rate/Currency Hedging Obligations.

“Holdco” means each of Dynegy Gas Investments Holdings, LLC; Gas Holdco; Dynegy GasCo Holdings, LLC; Dynegy Gas Investments, LLC; Dynegy Coal Investments Holdings, LLC; Coal Holdco; and New DH.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication):

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof;

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations and Synthetic Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Interest Rate/Currency Hedging Agreement” shall mean any agreement of the type described in clauses (a), (b) or (c) of the definition of “Interest Rate/Currency Hedging Obligations.”

“Interest Rate/Currency Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, in each case under clauses (a), (b) and (c), entered into by such Person and not for speculative purposes.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If Dynegy or any Restricted Subsidiary of Dynegy sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Dynegy such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Dynegy, Dynegy will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Dynegy’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”  The acquisition by Dynegy or any Restricted Subsidiary of Dynegy of a Person that holds an Investment in a third Person will be deemed to be an Investment by Dynegy or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”  Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date the notes are first issued under the indenture.

“Lease Value” in respect of an operating lease means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the operating lease including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Legacy DH” means the new subsidiary of New DH to be created pursuant to Section 8.2(d) of the Chapter 11 Plan and into which DH shall be merged under Delaware law, with Legacy DH as the surviving entity.  Unless otherwise specifically indicated, any and all references to “DH” with respect to any matters occurring after the aforementioned merger, shall be deemed a reference to Legacy DH.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Marketing Entities” means each of Dynegy Power Marketing, LLC, Dynegy Marketing and Trade, LLC and Dynegy Coal Trading and Transportation, LLC.

“Material Subsidiary” means any wholly-owned Restricted Subsidiary of Dynegy having at least $1.0 million of assets as of the last available balance sheet date or at least $1.0 million in Consolidated EBITDA for the most recently completed fiscal year and each Holdco.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” shall mean, collectively, a mortgage, deed of trust, deed to secure debt and any other document or instrument under which a Lien on real property (other than any Excluded Assets) described therein is granted by the Grantors (as defined in the Collateral Documents) in favor or for the benefit of the collateral agent on behalf of the Secured Parties (as defined in the Collateral Documents) to secure the Secured Obligations (as defined in the Collateral Documents).

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by Dynegy or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP.

“New DH” means the new subsidiary of Dynegy to be created pursuant to Section 8.2(c) of the Chapter 11 Plan, to which Dynegy shall transfer 100% of the Equity Interests of DH as set forth in Section 8.2(d) of the Chapter 11 Plan.

“Non-Obligor Restricted Subsidiary” means a Restricted Subsidiary that does not Guarantee and is not otherwise an obligor with respect to the notes or any other indebtedness of Dynegy, and its respective successors and assigns.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither Dynegy nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)           as to which the lenders will not have any recourse to the stock or assets of Dynegy or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Note Documents” means the notes, the Note Guarantees, the indenture and the Collateral Documents.

“Note Guarantee” means any Guarantee of the Obligations of Dynegy under the indenture and the notes by any Person in accordance with the provisions of the indenture.

“Note Liens” means first-priority Liens in the Collateral securing the Note Obligations.

“Note Obligations” means the Obligations of Dynegy and the Guarantors under the Note Documents.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Obligor Restricted Subsidiary” means a Restricted Subsidiary that Guarantees or is otherwise an obligor with respect to the notes or any other indebtedness of Dynegy, and its respective successors and assigns.

“Officers’ Certificate” means a certificate duly signed by both the chief financial officer and any other officer of Dynegy or a Restricted Subsidiary or any surviving entity thereof permitted under the indenture, as the case may be, and delivered to the trustee and collateral agent.

“Parent” means any Person that directly or indirectly holds 100% of the Capital Stock of Dynegy, and any successor Person thereto.

“Permitted Business” means any business that is the same as, or substantially related or ancillary to, any of the businesses in which Dynegy and its Restricted Subsidiaries are engaged on the Issue Date.

“Permitted Collateral Liens” means Liens on the Collateral permitted under clauses (1), (5), (6), (7), (10), (11), (12), (13), (14), (15), (16), (17), (18), (19), (20), (22) and (24) of the definition of “Permitted Liens.”

“Permitted Holder” means (i) a Person who Beneficially Owns more than 10.0% of the outstanding Voting Stock of Dynegy or a Parent immediately after the time of the mandatory conversion of the Convertible Preferred Shares occurs, (ii) any Person who becomes a Beneficial Owner of more than 50% of the Voting Stock  (measured by voting power and not by number of shares) of Dynegy or any Parent as a result of clause (vii) of the last paragraph of the definition of “Change of Control”, and (iii) any Person who is in a “group” (for purposes of section 13(d)(3) under the Exchange Act) with any of the Persons described in clause (i) or (ii), so long as such Persons described in clause (i) or (ii) Beneficially Own more than 50% of the Voting Stock  (measured by voting power and not by number of shares) of Dynegy or a Parent.

“Permitted Investments” means:

(1)                                  any Investment (i) in Dynegy or in a Guarantor or (ii) in any Restricted Subsidiary by a Non-Obligor Restricted Subsidiary;

(2)                                  any Investment in Cash Equivalents (including, without limitation, any Investments in the Plan Secured Notes Debt Service Account);

(3)                                  any Investment by Dynegy or any Restricted Subsidiary of Dynegy in a Person, if as a result of such Investment:

(a)                                  such Person becomes a Guarantor; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Dynegy or a Guarantor;

(4)                                  any Investment by a Non-Obligor Restricted Subsidiary in a Person, if as a result of such Investment:

(a)                                  such Person becomes a Restricted Subsidiary of Dynegy; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Dynegy or a Restricted Subsidiary of Dynegy;

(5)                                  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(6)                                  any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock or Convertible Preferred Shares) of Dynegy;

(7)                                  any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Dynegy or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(8)                                  Investments represented by Hedging Obligations in the ordinary course of business;

(9)                                  loans or advances to employees made in the ordinary course of business of Dynegy or any Restricted Subsidiary of Dynegy in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(10)                            any guarantee of Indebtedness permitted to be incurred by the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” other than a guarantee of Indebtedness of an Affiliate of Dynegy that is not a Restricted Subsidiary of Dynegy;

(11)                            any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under the indenture;

(12)                            Investments acquired after the Issue Date as a result of the acquisition by Dynegy or any Restricted Subsidiary of Dynegy of another Person, including by way of a merger, amalgamation or consolidation with or into Dynegy or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption “—Merger, Consolidation or Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation;

(13)                            Investments made as a result of the sale of Equity Interests of any Person that is a Subsidiary of Dynegy such that, after giving effect to any such sale, such Person is no longer a Subsidiary of Dynegy, if the sale of such Equity Interests constitutes an Asset Sale and the Net Proceeds received from such Asset Sale are applied as set forth above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(14)                            receivables owing to Dynegy or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Dynegy or such Restricted Subsidiary deems reasonable under the circumstances;

(15)                            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(16)                            Investments made as a result of (i) the incurrence by Dynegy or any of its Restricted Subsidiaries of Indebtedness issued and (ii) the payment by Dynegy of cash consideration in an amount not to exceed the maximum amount of cash consideration to be paid in connection with the restructuring contemplated by the Chapter 11 Plan and described in the Disclosure Statement less the amount of cash consideration actually paid in connection with such restructuring, in either case, in exchange for or the proceeds of which are used to renew, refund, refinance, replace, defease or discharge the Indebtedness of DH and its Subsidiaries outstanding as of the Issue Date;

(17)                            the transfer from time to time of any or all assets of and Equity Interests in the Marketing Entities to Dynegy Gas Investments Holdings, LLC or Dynegy Coal Investments Holdings, LLC (or any direct or indirect Subsidiary of those entities);

(18)                            any Investment using 100% of the aggregate Fair Market Value of any property or assets (other than cash) received by Dynegy since the Issue Date as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of Dynegy or from the issue or sale of convertible or exchangeable Disqualified Stock of Dynegy or convertible or exchangeable debt securities of Dynegy, in each case, that have been converted into or exchanged for Qualifying Equity Interests of Dynegy (in each case, other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of Dynegy); and

(19)                            other Investments by Dynegy or any Guarantor in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, not to exceed $75.0 million.

“Permitted Liens” means:

(1)                                  Liens created for the benefit of (or to secure) the notes issued on the Issue Date;

(2)                                  Liens on the assets of Dynegy Coal Investments Holdings, LLC, CoalCo and its Subsidiaries permitted to be incurred pursuant to the CoalCo Credit Agreement as in effect on the Issue Date, securing Indebtedness incurred under clauses (10) and (12) of the definition of “Permitted Debt”;

(3)                                  Liens on the assets of Dynegy Gas Investments Holdings, LLC, GasCo and its Subsidiaries permitted to be incurred pursuant to the GasCo Credit Agreement as in effect on the Issue Date, securing Indebtedness incurred under clause (11) and (13) of the definition of “Permitted Debt”;

(4)                                  Liens in favor of Dynegy or the Guarantors;

(5)                                  Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of Dynegy or is merged with or into or consolidated with Dynegy or any Restricted Subsidiary of Dynegy; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of Dynegy or such merger or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of Dynegy or is merged with or into or consolidated with Dynegy or any Restricted Subsidiary of Dynegy;

(6)                                  Liens on property (including Capital Stock) existing at the time of acquisition of the property by Dynegy or any Subsidiary of Dynegy; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(7)                                  Liens to secure the performance of statutory or regulatory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(8)                                  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the definition of “Permitted Debt” covering only the assets acquired with or financed by such Indebtedness;

(9)                                  Liens existing on the Issue Date other than those described in clauses (1), (2) and (3) of this definition;

(10)                            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11)                            Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(12)                            survey exceptions, encumbrances, easements or reservations, including those for licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, mineral reservations and rights and leases, zoning restrictions and other restrictions (including defects or irregularities in title and similar encumbrances that are not material to the operations of Dynegy and its Restricted Subsidiaries, taken as a whole) as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(13)                            Liens to secure any Permitted Refinancing Indebtedness (other than with respect to Indebtedness incurred under clauses (10), (11), (12) or (13) of the definition of “Permitted Debt”) permitted to be incurred under the indenture; provided, however, that:

(a)                                  the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus repairs, improvements, additions and accessions to such property or proceeds or distributions thereof);

(b)                                 the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness, (y) an amount necessary to pay any customary fees prevailing in the market and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge and (z) any protective advances with respect to the property and assets that secure such Permitted Refinancing Indebtedness; and

(c)                                  the new Lien shall be equivalent or junior in priority to such Lien being refinanced.

(14)                            Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(15)                            filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(16)                            bankers’ Liens and rights of setoff; Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(17)                            Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness, in each case as permitted by the indenture;

(18)                            Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)                            leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of Dynegy or any of its Restricted Subsidiaries;

(20)                            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(21)                            Liens on Cash and Cash Equivalents to secure Indebtedness permitted by clause (17) of the definition of “Permitted Debt”.

(22)                            Liens securing Obligations with respect to Hedging Obligations in the ordinary course of business;

(23)                            any restrictions on any Equity Interest or undivided interests, as the case may be, of a Person providing for a breach, termination or default under any joint venture, stockholder, membership, limited liability company, partnership, owners’, participation or other similar agreement between such Person and one or more other holders of Equity Interests or undivided interests of such Person, as the case may be, if a security interest or Lien is created on such Equity Interest or undivided interest, as the case may be, as a result thereof; and

(24)                            Liens with respect to Obligations of Dynegy or any Restricted Subsidiary of Dynegy that do not exceed $25.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Dynegy or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Dynegy or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)                                  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the notes;

(3)                                  if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                  no Indebtedness of Dynegy or of any Guarantor may be refinanced with Indebtedness of a Non-Obligor Restricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge and Security Agreement” means the pledge and security agreement, dated as of the Issue Date, among Dynegy, the other parties thereto from time to time, the collateral agent and the trustee, as such agreement may be amended, supplemented, restated, amended and restated, or otherwise modified from time to time.

“Prudent Industry Practice” shall mean those practices or methods as are commonly used or adopted by Persons in the independent power generation industry in the United States, in connection with the conduct of such industry, in each case as such practices or methods may evolve from time to time, consistent with all applicable requirements of law.

“Qualified Redemption Transaction” means the redemption of (i) all of the Convertible Preferred Shares with the net cash proceeds of the issuance of Qualified Subordinated Debt or Qualified Senior Debt or (ii) all or a portion of the Convertible Preferred Shares with the net cash proceeds of the issuance of Qualifying Equity Interests; provided, however, that the aggregate principal amount of (x) any Qualified Subordinated Debt whose interest is payable in cash and (y) any Qualified Senior Debt whose net cash proceeds are used to finance the Qualified

Redemption Transaction shall not exceed the amount that is three times the net cash proceeds from Qualifying Equity Interests that are used to finance the Qualified Redemption Transaction.

“Qualified Rights Offering” means any offering completed prior to December 31, 2015 by Dynegy or a Parent of rights to acquire common Equity Interests of Dynegy (or any successor) or such Parent that (i) is made on a pro-rata basis to all holders of the Convertible Preferred Shares (and may be made to any other holders of Equity Interests in Dynegy) and (ii) is consummated and results in the acquisition of common Equity Interests of Dynegy (or any successor) or such Parent by a Person or “group” for purposes of section 13(d)(3) of the Exchange Act (each, a “Backstop Party”) for cash consideration paid by a Backstop Party or Backstop Parties acting as a “group” for purposes of section 13(d)(3) of the Exchange Act, which cash consideration paid by the Backstop Party or Backstop Parties is, in the aggregate, not less than $300.0 million.

“Qualified Senior Debt” means Indebtedness of Dynegy, including any Permitted Refinancing Indebtedness in respect thereof, that (i) is contractually equal in right of payment to the notes, (ii) has no mandatory principal payment with a Stated Maturity that is earlier than the 91st day after the Stated Maturity of the notes, (iii) is not secured by any Lien; (iv) is not Guaranteed by any Subsidiary of Dynegy that is not a Guarantor and (v) to the extent the interest (including for this purpose any “catch-up” payments with respect to any such Indebtedness that is an AHYDO) on such Indebtedness is payable in cash, after giving pro forma effect to the incurrence of such Indebtedness, the Fixed Charge Coverage Ratio would be no less than 1.5 to 1.0.

“Qualified Subordinated Debt” means Indebtedness of Dynegy, including any Permitted Refinancing Indebtedness in respect thereof, that (i) is subordinated in contractual right of payment to the notes, (ii) has no mandatory principal payment (including any “catch-up” payments with respect to any such Indebtedness that is an AHYDO) with a Stated Maturity that is earlier than the 91st day after the Stated Maturity of the notes, (iii) is not secured by any Lien and (iv) is not Guaranteed by any Subsidiary of Dynegy that is not a Guarantor.

“Qualifying Equity Interests” means Equity Interests of Dynegy other than Disqualified Stock.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Ring-Fenced Entities” means each of the following entities and each of their respective successors:

(1)	Dynegy Coal Investments Holdings, LLC;

(2)	Dynegy Midwest Generation, LLC;

(3)	Havana Dock Enterprises, LLC;

(4)	Dynegy Gas Investments Holdings, LLC;

(5)	Dynegy Power, LLC;

(6)	Dynegy Power Generation Inc.;

(7)	Dynegy Oakland, LLC;

(8)	Dynegy South Bay, LLC;

(9)	Dynegy Morro Bay, LLC;

(10)	Morro Bay Mutual Water Company;

(11)	Dynegy Moss Landing LLC;

(12)	Moss Landing Mutual Water Company;

(13)	Casco Bay Energy Company, LLC;

(14)	Ontelaunee Power Operating Company, LLC;

(15)	Sithe Energies Inc.;

(16)	Montrose Partners, Ltd.;

(17)	Sithe / Independence LLC;

(18)	Sithe / Independence Power Partners, L.P.;

(19)	Sithe / Independence Funding Corp.;

(20)	Blue Ridge Generation LLC;

(21)	Black Mountain CoGen, Inc.;

(22)	Nevada Cogeneration Associates #2;

(23)	upon designation as a Ring-Fenced Entity by Dynegy, each of the Marketing Entities; and

(24)	any Subsidiary established, created or acquired by any of the entities listed in clauses (1) through (23) above.

“S&P” means Standard & Poor’s Ratings Group.

“Segment EBITDA” of a Person and its Restricted Subsidiaries, with respect to a Determination Period, means the Consolidated EBITDA of such Person and its Restricted Subsidiaries, excluding (without duplication):  (1) any such Consolidated EBITDA generated during the Determination Period from transactions with Dynegy, its Restricted Subsidiaries or any of their respective Subsidiaries or Affiliates, (2) any non-cash amounts increasing the Consolidated Net Income of such Person and its Restricted Subsidiaries during the Determination Period, (3) any such Consolidated EBITDA generated during the Determination Period from the sale, lease or other disposition or monetization of assets or Capital Stock, (4) any such Consolidated EBITDA generated during the Determination Period that is of an extraordinary, non-recurring or unusual nature or that is generated other than from the ordinary course of business of such Person and its Restricted Subsidiaries, (5) any such Consolidated EBITDA that is generated from Hedging Obligations relating to interest rates and (6) any such Consolidated EBITDA that is generated from Hedging Obligations that are incurred other than in the ordinary course of business of such Person and its Restricted Subsidiaries.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“South Bay Facility” shall mean the decommissioned power generation facility owned by a Subsidiary of GasCo and located in San Diego, California.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of its original issue date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                  any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP, for the purposes of this definition as in effect and consistently applied by Dynegy on the Issue Date, and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Transaction Costs” means any fees, expenses or charges, including professional and underwriting fees, related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization, restructuring or Indebtedness permitted to be incurred by the indenture, in each case, whether or not successful, including such fees, expenses or charges related to the issuance of the notes and the repayment of Indebtedness on the Issue Date and related transactions.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the first anniversary the Issue Date.

“Treasury Services Agreement” shall mean any agreement between Dynegy or any of its Restricted Subsidiaries and any Acceptable Financial Counterparty relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any similar services.

“Unrestricted Subsidiary” means (i) Legacy DH and Dynegy Northeast Generation, Inc. and their respective direct and indirect subsidiaries and (ii) any Subsidiary of Dynegy that is designated by the Board of Directors of Dynegy as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Dynegy or any Restricted Subsidiary of Dynegy unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Dynegy or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Dynegy;

(3)                                  is a Person with respect to which neither Dynegy nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Dynegy or any of its Restricted Subsidiaries.

“Vermillion Facility” means the decommissioned power generation facility owned by CoalCo and located in Vermillion County, Illinois.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                  the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

“Wood River 1-3 Units” means the decommissioned units 1 through 3 located at the power generation facility owned by CoalCo and located in Madison County, Illinois.